                                                                  "EXHIBIT 10.1"

================================================================================

                            5660 NEW NORTHSIDE DRIVE





                             OFFICE BUILDING LEASE

                                By and Between

                       ACQUIPORT NORTHSIDE DRIVE, INC.,
                            a Delaware corporation,
                                 as Landlord,

                                      and

               UNITED COMMERCIAL BANK ORGANIZING GROUP, L.L.P.,
                   a Georgia limited liability partnership,
                                   as Tenant

================================================================================

================================================================================

                            5660 NEW NORTHSIDE DRIVE
                                ATLANTA, GEORGIA

                                  LEASE SUMMARY

================================================================================


Reference Date:                                 __________________, 2001


Landlord:                                       Acquiport Northside Drive, Inc.

Tenant: UNITED COMMERCIAL BANK ORGANIZING GROUP, L.L.P., a Georgia limited liability partnership

Building:                                       5660 New Northside Drive
                                                Atlanta, Georgia 30328

Rentable Square Footage of the Building:        276,178 rentable square feet

Suite Number:                                   200

Area and Floor of Premises:                     4,117 rentable square feet
Paragraph 1.1                                   located on the 2nd floor of the
                                                Building

Tenant's Proportionate Share:                   1.49%
Paragraph 2.1(b)(l)

Lease Term:                                     Five (5) years
Paragraph 1.2

Scheduled Commencement Date:                    November 1, 200l
Paragraph 1.2

Expiration Date:                                October 31, 2006 (subject to
Paragraph 1.2                                   adjustment)

Base Rental:       Rental          Annual Base   Annual Base     Monthly Base
Paragraph 2.1      Period          Rental/RSF       Rental          Rental
                   ------          ----------       ------          ------
                 Lease Year 1        $23.00      $ 94,691.04       $7,890.92
                 Lease Year 2        $23.58      $ 97,078.92       $8,089.91
                 Lease Year 3        $24.17      $ 99,507.96       $8,292.33
                 Lease Year 4        $24.77      $101,978.16       $8,498.18
                 Lease Year 5        $25.39      $104,530.68       $8,710.89

Operating Expenses Base Year:            Calendar Year 2001
Paragraph 2.1(b)

Taxes Base Year:                         Calendar Year 2001
Paragraph 2.1(b)

Cash Security Deposit:                   $15,781.84
Paragraph 2.2(a)

Letter of Credit:                        $132,056.50 Credit Limit
Paragraph 2.2(b)                         [Temporary Letter of Credit]

Guarantor:                               N/A
Paragraph 8.9

Landlord's Address for the Mailing       Acquiport Northside Drive, Inc.
of Payments:                             P.O. Box 29897
Paragraph 2.1 (a)                        New York, New York 10087-9897


Landlord's Broker:                       Clarion Realty Services, L.L.C.
Paragraph 8.1

Tenant's Broker:                         The Miller Richmond Company/ITRA Realty
Paragraph 8.1                            Group

Tenant's Address for Notices:            United Commercial Bank Organizing
Paragraph 6.1                            Group, L.L.P.
                                         5660 New Northside Drive
                                         Suite 200
                                         Atlanta, Georgia 30328
                                         Attention:__________________

                                         with a copy to:

                                         Miller & Martin LLP
                                         1275 Peachtree Street, N.E.
                                         Seventh Floor
                                         Atlanta, Georgia 30309-3576
                                         Attention: T. Kennerly Carroll, Esquire

Landlord's Address for Notices:          Acquiport Northside Drive Inc.
Paragraph 6.1                            c/o Clarion Partners
                                         335 Madison Avenue
                                         7th Floor
                                         New York, New York 10017
                                         Attention: Portfolio Manager

                                         with a copy to:

                                         Clarion Realty Services, L.L.C.
                                         5660 New Northside Drive
                                         Suite 450
                                         Atlanta, Georgia 30328
                                         Attention: Property Manager

Improvement Allowance:                   Turnkey Improvements
Exhibit C

================================================================================

================================================================================

                            5660 NEW NORTHSIDE DRIVE
                                  OFFICE LEASE

                                TABLE OF CONTENTS

================================================================================

LEASE SUMMARY ...............................................................  i

I.   DELIVERY OF PREMISES AND TERM

     1.1 Premises ...........................................................  1
     1.2 Term ...............................................................  1
     1.3 Delivery of Possession of Premises .................................  2
     1.4 Quiet Enjoyment ....................................................  3

II.  RENTAL

     2.1 Rental .............................................................  3

         (a)  Base Rental ...................................................  3
         (b)  Additional Rental - Operating Expenses.........................  4
         (c)  Additional Rental - Taxes......................................  9


     2.2  Security Deposit .................................................. 10

III. USE, MAINTENANCE AND REPAIR OF PREMISES

     3.1  Use of Premises ................................................... 12
     3.2  Compliance With Laws .............................................. 12
     3.3  Hazardous Materials ............................................... 13
     3.4  Services to Tenant ................................................ 15
     3.5  Liability of Landlord ............................................. 16
     3.6  Improvements, Repairs by Landlord ................................. 16
     3.7  Landlord's Right to Enter Premises ................................ 17
     3.8  Repairs by Tenant ................................................. 17
     3.9  Alterations........................................................ 18
     3.10 Liens.............................................................. 18

IV.  CONDEMNATION, DESTRUCTION, DAMAGE AND INSURANCE

     4.1  Eminent Domain .................................................... 19
     4.2  Destruction or Damage to Premises ................................. 19
     4.3  Indemnification ................................................... 20
     4.4  Insurance ......................................................... 20
     4.5  Damage or Theft of Personal Property .............................. 22

V.   ADDITIONAL COVENANTS OF TENANT

     5.1  Assignment and Subletting ......................................... 22
     5.2  Landlord's Lien [Text intentionally deleted]  ..................... 24
     5.3  Relocation [Text intentionally deleted] ........................... 24
     5.4  Subordination and Attornment ...................................... 25
     5.5  Estoppel Certificate .............................................. 25

VI.  NOTICES, DEFAULT AND REMEDIES

     6.1  Notices ........................................................... 25
     6.2  Default ........................................................... 26
     6.3  Remedies .......................................................... 27
     6.4  Effect of Termination of Lease .................................... 29
     6.5  Attorneys' Fees ................................................... 29

VII. SURRENDER OF PREMISES UPON EXPIRATION OF LEASE

     7.1  Surrender of Premises ............................................. 29
     7.2  Holding Over....................................................... 29
     7.3  Removal of Fixtures ............................................... 29

VIII. MISCELLANEOUS

     8.1  Agency Disclosure ................................................. 30
     8.2  Exculpation of Landlord ........................................... 30
     8.3  Parking ........................................................... 30
     8.4  Signage ........................................................... 31
     8.5  Force Majeure ..................................................... 31
     8.6  Authority ......................................................... 31
     8.7  Definitions ....................................................... 31
     8.8  Rules and Regulations ............................................. 31
     8.9  Guaranty [Text intentionally deleted] ............................. 32
     8.10 Special Stipulations .............................................. 32
     8.11 Entire Agreement .................................................. 32

SCHEDULE EXHIBITS

     Addendum of Special Stipulations
     Exhibit A  -  Floor Plan of Premises
     Exhibit B  -  Description of Property on Which the Project is Situated
     Exhibit C  -  Improvements to Premises
     Exhibit D  -  Rules and Regulations
     Exhibit E  -  Letter of Credit
     Exhibit F  -  Description of Location of ATM

================================================================================

                            5660 NEW NORTHSIDE DRIVE
                                  OFFICE LEASE

THIS LEASE, made this 1st day of June, 2001 (the "Effective Date"), is entered into by and between ACQUIPORT NORTHSIDE DRIVE, Inc., a Delaware corporation
(the "Landlord"), and UNITED COMMERCIAL BANK ORGANIZING GROUP, L.L.P., a Georgia limited liability partnership (the "Tenant").

FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

                       I. DELIVERY OF PREMISES AND TERM
                          -----------------------------

1.1  PREMISES
     --------

Tenant hereby leases from Landlord approximately 4,117 rentable square feet of space, measured in accordance with BOMA (Building Owners and Managers of Atlanta, Inc.) standards, and as outlined by the floor plan attached hereto as Exhibit "A" and incorporated herein by this reference, commonly known as Suite 200 (the "Premises") in the building known as and located at 5660 New Northside Drive, Atlanta, Georgia 30328 (the "Building"), which is situated on certain real property more particularly described in Exhibit "B" attached hereto and incorporated herein by this reference (the "Property"; the Building and the Property are hereinafter collectively referred to as the "Project"). This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant unless specifically permitted by the express terms of this Lease. In addition to the interest in the Premises demised to Tenant under this Lease, Landlord hereby grants Tenant a nonexclusive non-cancelable license for so long as this Lease is in full force and effect to use the "Common Areas," as hereinafter defined, of the Project in common with others entitled to use the Common Areas, including Landlord and other tenants of the Project and their respective employees and invitees and other persons authorized by Landlord, subject to the terms and conditions of this Lease, including any and all rules and regulations promulgated by Landlord in accordance with the terms of this Lease. As used herein, the term "Common Areas" means all areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant, Landlord and all other tenants of the Project and their respective employees, invitees, licensees, or other visitors, including without limitation the hallways, entryways, stairs, elevators, driveways, loading areas, and restroom facilities of the Building, and the walkways, parking and landscaped areas of the Project. Landlord may from time to time change the size, use, shape, configuration or nature of any portion of the Common Areas, so long as such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises and so long as such change does not interfere with Tenant's access or substantial use of the Common Areas, the Premises or the Building. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the Project, the physical condition of the Building, the property upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises, except as expressly set forth in this Lease.

1.2  TERM
     ----

The term of this Lease (the "Term") shall commence on the "Commencement Date," as defined below, and shall expire on the "Expiration Date," as defined below. The Term is scheduled to commence November 1, 2001 (the "Scheduled Commencement Date"), and expire at 11:59 p.m. on October 31, 2006 (the "Expiration Date"), unless adjusted as provided below.

"Lease Year" shall mean each successive twelve-month period throughout the Term provided that the first Lease Year shall commence on the Commencement Date and expire on the last day of the month preceding the month in which the anniversary of the Commencement Date occurs, and each subsequent Lease Year shall commence on the day following the expiration of the previous Lease Year.

1.3  DELIVERY OF POSSESSION OF PREMISES
     ----------------------------------

With the exception of "Landlord's Work" specifically set forth in this Lease, Landlord shall have no obligation to make any improvements or modifications to the Premises. Landlord shall cause the Premises to be improved in accordance with the terms, conditions, and agreement approved by both parties attached hereto as Exhibit "C" and incorporated herein by this reference ("Landlord's Work"). Landlord's Work shall be completed at the cost and expense of Landlord unless otherwise specified herein. Landlord's Work may be done with such minor variations as Landlord may reasonably determine to be appropriate, so long as such variations will not materially interfere with Tenant's intended use of the Premises, however, Tenant must approve the substitution of any materials or finishes. "Substantial Completion" of the Premises shall occur when (i) Landlord receives a final certificate of occupancy for the Premises and delivers a copy to Tenant (ii) Landlord certifies in writing to Tenant that Landlord's Work has been substantially completed; and (iii) possession of the Premises has been delivered from Landlord to Tenant, notwithstanding a requirement that Landlord complete "punch list" or similar corrective work, and notwithstanding that any work that is the responsibility of the Tenant may not be completed.

The "Commencement Date" of this Lease shall be the later of two (2) Business Days (as defined in Paragraph 6.1 below) after the date of Substantial Completion, as defined above, or the Scheduled Commencement Date, as defined above. Landlord shall notify Tenant when Landlord reasonably anticipates that Landlord's Work is within two (2) weeks of being substantially completed. During the two (2) week period immediately preceding the Commencement Date (the "Early Access Period"), Landlord shall permit Tenant to have access to the Premises for the limited purpose of installing Tenant's furniture, trade fixtures, cabling and voice/data communications equipment; provided, however, that Tenant shall coordinate its access to the Premises with Landlord in order to ensure that such access does not interfere with or delay the completion of Landlord's Work. By giving Tenant access to the Premises during the Early Access Period, Landlord assumes no responsibility for damage or injury to persons entering the Premises, theft, damage or injury to property brought in or upon the Premises, or any personal injury which may arise by reason of such access. Tenant shall be subject to all directions and restrictions reasonably established by Landlord's contractor for Tenant's access to the Premises during the Early Access Period. The Tenant, by taking possession of the Premises, shall be deemed to have agreed that the Premises are then in a satisfactory order, repair and condition, except as set forth on a list prepared by Landlord and Tenant prior to occupancy, and Tenant shall provide Landlord, upon request, a written acknowledgment of acceptance. If Tenant, for whatever reason, occupies the Premises prior to the Commencement Date, then all terms and conditions of this Lease shall apply to such occupancy, with the exception of Tenant's obligation to pay rental, which unless otherwise agreed to in writing by Landlord and Tenant, shall not commence until the Commencement Date. If Landlord, for any reason whatsoever, fails to deliver possession of Premises to Tenant on the Scheduled Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Should the actual Commencement Date be later than the Scheduled Commencement Date, then the Expiration Date shall be the last day of the month in which the fifth (5th) anniversary of the Commencement Date occurs, and the definition of "Lease Year" set forth above shall be modified to provide that the first Lease Year shall expire on the last day of the month in which the first anniversary of the Commencement Date occurs. Provided, however, that if Landlord, for whatever reason, is unable to deliver possession of the Premises to Tenant within one hundred twenty (120) days after the Scheduled Commencement Date, Landlord, in Landlord's sole discretion, may terminate this Lease by forwarding written notice of such termination to Tenant, in accordance with the notices provision of this Lease, not later than ten (10) days after the expiration of such one hundred twenty
(120) day period. Provided further, that if Landlord fails to substantially complete Landlord's Work and deliver possession of the Premises to Tenant within such one hundred twenty (120) day period, and such failure was not caused by (i) the failure of Tenant to timely approve the "Plans," as defined in Exhibit "C" of this Lease; (ii) any "Change Orders," as defined in Exhibit "C," to the Plans requested by the Tenant or Tenant's agents, employees, contractors or subcontractors; (iii) any action or inaction by Tenant or Tenant's agents, employees, contractors or subcontractors; (iv) force majeure; (v) the action or inaction of any governmental agency; or (vi) any factors outside of the reasonable control of Landlord, then Tenant shall have the option of terminating this Lease (the "Termination Option") by forwarding written notice of such termination (the "Termination Notice") to Landlord in accordance with the notices provision of this Lease no later than ten (10) days after the expiration of such one hundred twenty (120) day period. The Termination Notice shall specify the effective date of such termination (the "Termination Date"), which date shall not be sooner than thirty (30) days following Landlord's receipt of the Termination Notice. In the event that Landlord substantially completes Landlord's Work and Landlord delivers possession of the Premises unto Tenant within ten (10) days after Landlord's receipt of the Termination Notice, then this Lease shall not terminate upon the Termination Date specified by Tenant, but rather shall continue in full force and effect as if the Termination Notice had not been given. In the event that Tenant is entitled under the foregoing language to exercise the Termination Option, but, for whatever reason, Tenant elects not to do so within the time period specified above, then the Termination Option shall expire and Tenant shall not thereafter have the right to exercise the Termination Option, and the Commencement Date shall be the date on which Landlord delivers possession of the Premises unto Tenant with Landlord's Work substantially completed. If this Lease is terminated pursuant to the terms of this paragraph, Landlord shall refund to Tenant any Security Deposit Tenant may have previously deposited with Landlord, but the parties shall not otherwise have any liability or obligation to each other; if neither party elects to terminate this Lease pursuant to the terms of this paragraph, then the Commencement Date and Expiration Date of this Lease shall be determined as otherwise set forth in this paragraph.

1.4  QUIET ENJOYMENT
     ---------------

 Landlord represents and warrants that it has the full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or disturbance from Landlord, subject to the terms and provisions of this Lease.

                                   II. RENTAL
                                       ------

2.1  RENTAL
     ------

(a)  Base Rental. Throughout the Term of this Lease, and until adjusted as
     -----------
     provided below, Tenant shall pay base rental to Landlord as follows (the "Base Rental"):

                    [Base Rental chart appears on next page]

      Rental           Annual Base       Annual Base         Monthly Base
      Period            Rental/RSF         Rental               Rental
      ------            ---------          ------               ------
   Lease Year 1           $23.00         $ 94,691.04           $7,890.92
   Lease Year 2           $23.58         $ 97,078.92           $8,089.91
   Lease Year 3           $24.17         $ 99,507.96           $8,292.33
   Lease Year 4           $24.77         $101,978.16           $8,498.18
   Lease Year 5           $25.39         $104,530.68           $8,710.89

     Each monthly installment shall be due and payable promptly on the first day of each month, in advance and without offset, deduction or prior demand, during the Term of this Lease. In the event that the Term of this Lease shall commence on a date other than the first day of the month, rent for such month shall be prorated and such prorated amount (which shall be equal to the monthly Base Rental stated above multiplied by a fraction, the numerator of which shall be the number of days from the Commencement Date through the end of such month, inclusive of both days, and the denominator of which shall be the number of days in such month) shall be due and payable on the Commencement Date. All payments of rent or any other sum due under this Lease shall be made payable to "Acquiport Northside Drive, Inc." and shall be forwarded by Tenant to Landlord as follows: Acquiport Northside Drive, Inc., P.O. Box 29897, New York, NY 10087-9897.

     In the event Tenant shall fail to pay a monthly installment within five (5) Business Days, as defined below, of the due date, a late charge of five percent (5%) of the monthly Base Rental, with a minimum of fifty ($50.00) per month, shall be added to the Base Rental and paid to Landlord for each such late payment and the same shall be treated as additional rent. Should Tenant present a check to Landlord that is returned from Tenant's bank for any reason, Landlord reserves the right to demand that all future rental payments be made in the form of cashiers' checks or certified funds. Tenant agrees to pay Landlord interest at a rate of twelve percent (12%) per annum (or the maximum rate permitted by applicable law, whichever is less) on all Base Rental, additional rental or other sums due hereunder that are not paid when such amounts are due and payable.

(b)  Additional Rental - Operating Expenses.
     --------------------------------------

     (1)  Definitions. The following definitions shall apply throughout this
          -----------
          Lease:

          All sums other than Base Rental due from Tenant to Landlord under this Lease shall constitute "Additional Rental." The term "Operating Expenses" as used herein shall include all direct costs of administration, operation and maintenance of the Project, its Common Areas and its appurtenances, as determined in accordance with generally accepted accounting principles and shall include the following by way of illustration but not limitation: the cost of labor, materials and services for the operation and maintenance of the Project, its Common Areas and its appurtenances, including but not limited to license, permit and inspection fees; water and sewer charges; garbage and waste disposal; gas, electricity and other utilities; heat, air conditioning and ventilation repairs; elevator service; plumbing service and repairs; janitorial and cleaning service; landscaping; parking lot cleaning, repairs and maintenance; association fees; pest control; maintenance contracts; security guards (if provided to the Project); personnel engaged in onsite management, administration, operation and maintenance of the Project, its Common Areas and its appurtenances, off-site non-executive personnel directly engaged in the management, administration, operation and maintenance of the Project, its Common Areas and its appurtenances, provided however, that if such off-site personnel is engaged in the management, administration and maintenance of other buildings, properties or projects in addition to the Project, then only the portion of the expenses of such personnel directly attributable to the management, administration, operation and maintenance of the Project shall be included in Operating Expenses, together with payroll taxes and employee benefits applicable thereto; supplies, materials, tools, equipment and general costs associated therewith; the management fee assessed to Landlord for managing the Project; and the cost of "Insurance" on the Project, as defined herein; all accrued and based on a calendar year; but excluding tenant alterations, depreciation on the Project and equipment used there, costs of capital nature, unless specifically provided to the contrary in this Lease, interest, executive salaries, and all costs billed directly to tenants of the Project either by Landlord or a third party. The following shall also be excluded from Operating Expenses:

          (i) the cost of any work (including the cost of permits, licenses and inspections) performed (such as preparing space for occupancy, including painting and decorating), or services furnished by Landlord without charge as an inducement to lease (such as free rent, decorations, painting, or improvement allowances);

          (ii) the cost of constructing, installing and operating any specialty service or facility, such as an observatory, broadcasting facility, restaurant, luncheon club, retail space, sundry shop, newsstand, concession, specifically excluding the health club and the mail room;

          (iii) salaries, wages, fringe benefits and other expenses for Landlord's officers and employees above the level of general manager, and the cost of Landlord's offsite office, unless and to the extent such offsite office and offsite personnel are performing work for the Building or Project;

          (iv) the cost of any service provided to specific tenants and occupants of the Building that are not available to Tenant;

          (v) the cost of any work performed, or service provided, or Landlord overhead, for any facility other than the Project;

          (vi) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a lessee of the Building, or otherwise, including utilities separately metered or sub-metered to a tenant;

          (vii) the cost of any material changes or additions to the Project (such as the addition of a garage, tower or floor);

          (viii) the cost of any repairs, alterations, additions, changes, replacements and the like, which under generally accepted accounting principles and practices are properly classified as capital expenditures except to the extent otherwise allowed in Paragraph 2.1 herein;

          (ix) the cost of any repair or replacement made in accordance with Paragraphs 4.1 and 4.2;

          (x) insurance premiums to the extent any other tenant causes Landlord's insurance premiums to increase or requires Landlord to purchase additional insurance;

          (xi) costs associated with financing or refinancing the Project and interest, principal and amortization payments on any debt, points and financing fees, cost to service a loan, depreciation, or rental under any ground lease or other underlying lease, and interest, fines or penalties incurred by reason of Landlord's failure to perform an obligation hereunder;

          (xii) costs incurred in procuring tenants or other occupants including, without limitation, real estate brokerage commissions, legal fees, moving expenses, design or engineering fees, rental concessions or credits, allowances, lease assumption, or cancellation fees:

          (xiii) any compensation representing an amount paid to an affiliated person of Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

          (xiv) expenses for repairs or maintenance which are covered by warranties, guaranties or service and maintenance contracts to the extent collected;

          (xv) legal expenses arising out of the construction, and leasing of the Project, and costs associated with the enforcement of the provisions of any agreements, including this Lease, affecting the Project, and claims, disputes, issues concerning interpretation of documents relating to such agreements, in each case including the costs of settlement, collection and court and arbitration proceedings;

          (xvi) costs of overtime or other costs incurred by Landlord to cure its default hereunder or the default of a tenant;

          (xvii) any costs associated with a change of ownership, including financing or refinancing the transfer of an interest in the Project or in Landlord;

          (xviii) charitable or political contributions.

          Provided, however, that in the event that less than 95% of the rentable square footage of the Building is leased to tenants during either the Base Year, as hereinafter defined, or during any Comparison Year, as hereinafter defined, then the Operating Expenses of the Project for such year shall consist of the greater of the actual Operating Expenses for such year or Landlord's reasonable estimate of what the Operating Expenses for such year would be if 95% of the rentable square footage of the Building were leased to tenants during such year.

          If, for any reason, including imposition of governmental requirements, laws or regulations, Landlord shall expend monies, directly or indirectly, which are intended to reduce the energy consumption of the Project, and which, by generally accepted accounting principles are treated as capital expenditures, the annual Operating Expenses of the Project shall also include the amortization of such capital expenditures based upon a useful life acceptable to the appropriate taxing authority.

          In the event that any local, state or federal government shall, by any legally enforceable legislative, administrative or judicial action, whether by ordinance, act, statute, order, mandate, rule, regulation or otherwise, require during the Term of this Lease any alteration of or improvement to any portion of the Project or Building, excluding the Premises (a "Mandated Alteration"), which, by generally accepted accounting principles would be treated as a capital expenditure, then, provided that such Mandated Alteration is the result of the adoption of a new or changed ordinance, act, statute, order, mandate, rule or regulation or interpretation thereof not existing on the Commencement Date of this Lease, the annual Operating Expenses of the Building shall also include the annual amortization of such capital expenditure based upon a useful life of not less than five (5) years; provided however, that in no event shall the annual Additional Rental assessed to Tenant that is attributable to such Mandated Alteration exceed thirty cents ($.30) multiplied by the rentable square footage of the Premises annually.

          "Tenant's Proportionate Share" of Operating Expenses of the Building and Taxes shall be calculated by dividing the rentable square footage of the Premises by the total rentable square footage of the Building. Tenant's Proportionate Share shall not increase after the date of this Lease, except if Tenant leases additional space.

          The term "Taxes" shall include every type of tax, charge or other amount assessed against the Project or upon the real estate upon which the Building is located, together with any reasonable expenses for tax consulting services and legal services in appealing or protesting such Taxes. Taxes shall not include any income, profit, franchise, corporation, transfer or personal property taxes imposed upon Landlord or any penalties or interest or any late payments. In the event that less than 95% of the rentable square footage of the Building is leased to tenants during either the Base Year, as hereinafter defined, or during any Comparison Year, as hereinafter defined, then the Taxes of the Building for such year shall consist of the greater of the actual Taxes for such year or Landlord's reasonable estimate of what the Taxes for such year would be if 95% of the rentable square footage of the Building were leased to tenants during such year.

          For purposes of this Section, "Insurance" shall mean such insurance for fire, extended coverage, public liability, and other insurance which Landlord reasonably deems necessary in connection with the ownership and operation of the Project, or which is required by the holder of any mortgage or deed to secure debt encumbering the Project, or which Landlord is required to maintain under this Lease.

          The "Base Year" shall be calendar year 2001. The term "Comparison Year" shall be each calendar year during the Term after the Base Year.

     (2)  Reimbursement of Operating Expenses.
          -----------------------------------

          If in any Comparison Year, Operating Expenses paid or incurred shall exceed the Operating Expenses paid or incurred in the Base Year, Tenant shall pay as Additional Rental for each Comparison Year, Tenant's Proportionate Share of such excess as and when specified below. An annual determination of Operating Expenses shall be made by Landlord pursuant to generally accepted accounting principles and shall be binding upon Landlord and Tenant, subject to Tenant's audit rights described below.

     (3)  Estimates of Operating Expenses. Prior to April 1st of any
          -------------------------------
          Comparison Year during the Term of this Lease, Landlord may, if it so elects, estimate the amount of Operating Expenses which will be due from Tenant during such year. If, in the reasonable estimation of Landlord, Operating Expenses for the Comparison Year will exceed the Operating Expenses for the Base Year, Landlord shall give Tenant written notification on or before April 1st, of the amount of such estimated Operating Expenses and the amount of such estimated Operating Expenses that will be due each month from Tenant. Tenant agrees, subsequent to receipt of such written notification, to pay monthly Tenant's Proportionate Share of such excess.

     (4)  Annual Reconciliation. As soon as practicable after the end of each
          ---------------------
          calendar year, but no later than May 1st, Landlord shall prepare and forward to Tenant a statement of the actual Operating Expenses of the Project for the prior calendar year. If the total amount Tenant actually paid for estimated increases in Operating Expenses is less than Tenant's Proportionate Share of the actual increase in Operating Expenses, Tenant shall pay to Landlord as Additional Rental, in one lump sum, the difference between the total amount actually paid by Tenant and the amount for which Tenant is liable under this Lease; this lump sum payment shall be made within thirty (30) days of Tenant's receipt of Landlord's statement therefor; or if the total amount Tenant actually paid for such estimated increases in Operating Expenses is more than Tenant's Proportionate Share of the actual Operating Expenses, then Landlord shall remit the excess to Tenant within thirty (30) days of making such determination, but no later than June 1st", or, at Landlord's election, credit such amount against the next monthly installment of Base Rental due from Tenant under this Lease.

     (5)  Prorations. If the Commencement Date occurs during the first
          ----------
          Comparison Year and is a day other than January 1, or if the Expiration Date is other than December 31, Tenant's Proportionate Share of any increase in Operating Expenses for such year(s) shall be multiplied by a fraction, the numerator of which is the number of days of such year that are within the Term of this Lease, and the denominator of which is 365. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of Operating Expenses for the year in which this Lease expires, Tenant shall pay any increase due over the estimated amount paid and conversely any overpayment made shall be rebated by Landlord to Tenant, all as specified above.

     (6)  Audit. Tenant shall have the right to have Landlord's books and
          -----
          records pertaining to Operating Expenses and Taxes for the Base Year or any Comparison Year during the Term of this Lease reviewed, copied and audited ("Tenant's Audit") provided that (i) such right shall not be exercised more than once during any calendar year; (ii) if Tenant elects to conduct Tenant's Audit, Tenant shall provide Landlord with written notice thereof no later than ninety (90) days following Tenant's receipt of Landlord's statement of Operating Expenses and Taxes (the "Annual Statement") for the year to which Tenant's Audit will apply; (iii) Tenant shall have no right to conduct Tenant's Audit if Tenant is, either at the time Tenant forwards Landlord written notice that Tenant's Audit will be conducted or at any time during Tenant's Audit, then in default under this Lease; (iv) conducting Tenant's Audit shall not relieve Tenant from the obligation to pay Tenant's Proportionate Share of Operating Expenses and Taxes, as billed by Landlord, pending the outcome of such audit; (v) Tenant's right to conduct such audit for any calendar year shall expire ninety
          (90) days following Tenant's receipt of Landlord's Annual Statement for such year, and if Landlord has not received written notice of such audit within such ninety (90) day period, Tenant shall have waived its right to conduct Tenant's Audit for such calendar year; (vi) Tenant's Audit shall be conducted by a Certified Public Accountant not employed by or otherwise affiliated with

          Tenant, except to the extent that such accountant has been engaged by Tenant to conduct Tenant's Audit; (vii) Tenant's Audit shall be conducted at Landlord's office where the records of the year in question are maintained by Landlord, during Landlord's normal business hours; and (viii) except as set forth below, Tenant's Audit shall be conducted at Tenant's sole cost and expense. In the event that Tenant's Audit demonstrates to Landlord's reasonable satisfaction that Landlord has overstated the Operating Expenses or Taxes for the year audited, then Tenant's Proportionate Share of the overstated amount shall be credited against Tenant's next payment of Base Rental due under this Lease, or if the Lease Term has expired and no further amounts are due from Tenant under this Lease, Landlord shall refund such overstated amount to Tenant within thirty (30) days following Landlord's receipt of documentation reasonably acceptable to Landlord reflecting the calculation of such overstated amount. Additionally, in the event that Tenant's Audit demonstrates to Landlord's reasonable satisfaction that Landlord has overstated the Operating Expenses or Taxes for the year audited by more than five percent (5%), then, in addition to reimbursing Tenant for Tenant's Proportionate Share of such overstated amount, as set forth above, Landlord shall also reimburse Tenant for Tenant's actual reasonable cost incurred in conducting Tenant's Audit within thirty (30) days of Landlord's receipt of documentation reasonably acceptable to Landlord reflecting the amount of such cost.

(c)  Additional Rental - Taxes.
     -------------------------

     (1)  Reimbursement of Taxes. If in any Comparison Year, Taxes paid or
          ----------------------
          incurred shall exceed the Taxes paid or incurred in the Base Year, Tenant shall pay as Additional Rental for each Comparison Year, Tenant's Proportionate Share of such excess as and when specified below. An annual determination of Taxes shall be made by Landlord pursuant to generally accepted accounting principles and shall be binding upon Landlord and Tenant, subject to Tenant's audit rights described above.

     (2)  Estimates of Taxes. Prior to April 1st of any Comparison Year,
          ------------------
          Landlord may, if it so elects, estimate the amount of such Taxes. If, in the reasonable estimation of Landlord, such Taxes will exceed the Taxes for the Base Year, Landlord shall give Tenant written notification on or before April 1st of the amount of such estimated excess and the amount of such excess that will be due each month from Tenant. Tenant agrees, subsequent to receipt of such written notification, to pay monthly Tenant's Proportionate Share of such excess at the same time and in the same manner as Base Rental is due from Tenant hereunder.

     (3)  Annual Reconciliation. If the total amount Tenant actually paid for
          ---------------------
          estimated increases in Taxes is less than Tenant's Proportionate Share of the actual increase, Tenant shall pay to Landlord as Additional Rental, in one lump sum, the difference between the total amount actually paid by Tenant for such Comparison Year and the amount Tenant should have paid pursuant to the preceding paragraph; this lump sum payment shall be made within thirty (30) days of Tenant's receipt of Landlord's invoice therefor, which shall be forwarded from Landlord to Tenant no later than May 1 of the following year; or if the total amount Tenant actually paid for the estimated increase in Taxes is more than Tenant's Proportionate Share of the actual increase, then Landlord shall remit the excess to Tenant within thirty (30) days of the making of such determination, but no later than June 1 or, at Landlord's election, credit such amount against the next monthly installment of Base Rental due from Tenant under this Lease.

     (4)  Prorations. If the Commencement Date occurs during the first
          ----------
          Comparison Year and is a day other than January 1, or if the Expiration Date is other than December 31, Tenant's Proportionate Share of any increase in Taxes for such year(s) shall be multiplied by a fraction, the numerator of which is the number of days of such year that are within the Term of this Lease, and the denominator of which is 365. Even if the Term has expired, and Tenant has vacated the Premises when the final determination is made of Tenant's Proportionate Share of Taxes for the year in which this Lease expires, Tenant shall pay any increase due over the estimated amount paid and conversely any overpayment made shall be rebated by Landlord to Tenant, all as specified above.

2.2  SECURITY DEPOSIT
     ----------------

(a) Cash Security Deposit. Contemporaneously with Tenant's execution of this Lease and the delivery of same to landlord for execution, Tenant shall pay to Landlord, as a security deposit, the amount of Fifteen Thousand, Seven Hundred Eighty-one and 84/100 Dollars ($15,781.84) (the "Security Deposit"). The Security Deposit is refundable to Tenant within thirty (30) days following the Expiration Date, as the same may be extended by the parties from time to time, provided that no defective conditions are left unrepaired by Tenant, other than normal wear and tear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors or condemnation, and provided Tenant is not otherwise in default under this Lease. Landlord may, but shall not be required to, apply all or a portion of the Security Deposit toward sums due to Landlord by Tenant hereunder and/or in order to make any repairs to the Premises required to be made by Tenant hereunder, and any portion of this Security Deposit used by Landlord for such purposes shall be restored by Tenant within fifteen (15) days after Tenant's receipt of written demand therefor from Landlord. Any portion of the Security Deposit not required to reimburse Landlord for Landlord's expense in repairing defective conditions caused by Tenant or for paying amounts owed by Tenant to Landlord, shall be refunded to the Tenant as provided above. Tenant shall not be entitled to any interest that may accrue on the Security Deposit during the Term of this Lease.

(b)  Letter of Credit.

     (1) Description of Letter of Credit. As additional security for the full and faithful performance of all the monetary terms, conditions and obligations of Tenant under this Lease (collectively, the "Obligations"), Tenant shall maintain in full force and effect throughout the Term of this Lease, an irrevocable, standby letter of credit in favor of Landlord or its successors or assigns, with a lending institution reasonably acceptable to Landlord, in the amounts set forth in this section (the "Letter of Credit"). The Letter of Credit shall be in a form substantially similar to the form Letter of Credit attached hereto as Exhibit "E," or in such other form as may be reasonably acceptable to Landlord. Upon Tenant's delivery of the executed Letter of Credit to Landlord, and Landlord's acceptance of same, a true and genuine photocopy of the executed Letter of Credit shall be attached hereto as Exhibit "E-l " and incorporated herein by this reference.

     (2) Credit Limit. The Letter of Credit shall be issued in an amount (referred to herein as the "Credit Limit") equal to the sum of (i) three (3) month's Base Rental due from Tenant for the first Lease Year, the amount of which is equal to Twenty-three Thousand, Six

          Hundred Seventy-two and 76/100 Dollars ($23,672.76); plus (ii) the entire amount of "Landlord's Costs," as defined in Paragraph 6.3(d) of this Lease. Prior to the commencement of construction of the Improvements, Tenant shall deliver a temporary Letter of Credit issued in accordance with the requirements of this section in the amount of One Hundred Thirty-two Thousand, Fifty-six and 50/100 Dollars ($132,056.50), which amount is Landlord's estimate of the amount that will be equal to the Credit Limit (the "Temporary Letter of Credit"). Upon completion of the construction of the Improvements, Landlord shall provide Tenant with written notice of the actual amount of Landlord's Costs incurred, and the actual amount of the Credit Limit; within ten (10) business days after Tenant's receipt of such notice, Tenant shall deliver a replacement Letter of Credit to Landlord in the amount of the Credit Limit, and the Temporary Letter of Credit shall be canceled by Landlord and returned to Tenant.

     (3) Drawing upon the Letter of Credit in the event of default. In the event that Tenant shall default in any of its Obligations under this Lease, and fail to cure such default within the time permitted under this Lease, then in addition to any other remedies provided under this Lease, Landlord shall be entitled to a draw upon the Letter of Credit, in the manner described in the Letter of Credit, in such amount as may be necessary in order to cure such default on behalf of Tenant. In the event that Landlord draws upon the Letter of Credit, Tenant shall, within fifteen (15) days of receipt of notice from Landlord that the Letter of Credit has been drawn down, restore the Letter of Credit to the full amount of the Letter of Credit then required to be maintained by Tenant hereunder, and provide Landlord with documentation reasonably acceptable to Landlord that the Letter of Credit has been so restored. If Tenant (i) allows the Letter of Credit to lapse at any time during the Term of this Lease, or (ii) fails to restore the Letter of Credit to the amount required hereunder after the Letter of Credit has been drawn upon by Landlord in accordance with the terms hereof, then Tenant shall be in default under the Lease and Landlord shall be entitled to exercise all remedies for default set forth in this Lease.

     (4) Drawing upon the Letter of Credit where Letter of Credit expires prior to the expiration of the Lease Term. In the event that, for whatever reason, Landlord receives notice from Tenant or the Lender that the Letter of Credit will expire prior to the expiration of the initial Term of this Lease, then the parties agree that in such event, Landlord may immediately draw upon the Letter of Credit in accordance with its terms which expressly provide for such draw to be permitted, even if no default by Tenant has occurred under this Lease. In such event, the funds drawn by Landlord upon the Letter of Credit shall be held by Landlord as an additional security deposit, in accordance with the terms of subparagraph (a) above.

     (5) Release from obligation to maintain Letter of Credit. Notwithstanding the foregoing, after the expiration of the first Lease Year, Tenant shall be released from its obligation to maintain the Letter of Credit in the event that(i) Tenant delivers to Landlord financial statements of Tenant, audited by a certified public accounting firm, that reflect that Tenant's net worth at such time is at least Ten Million Dollars ($1O,OOO,OOO.00), and that Tenant then has a positive cash flow after interest expenses are deducted, and (ii) as of the date of Landlord's receipt of such documentation, no event of default, as defined in Paragraph 6.2 of this Lease, has occurred and remains uncured beyond the expiration of any applicable cure period. Upon the satisfaction by Tenant of all of the conditions set forth in this subparagraph for the release of Tenant from its obligation to maintain the

          Letter of Credit, Landlord shall return the original Letter of Credit to Tenant marked "Canceled."

     (6) Amendment of Letter of Credit in event of assignment. In the event that Tenant assigns its rights and obligations under this Lease to the "Bank," as defined below, Tenant shall either replace the Letter of Credit, or obtain an amendment to the Letter of Credit, reflecting that Tenant's obligations under this Lease, as assigned to the Bank, remain secured by the Letter of Credit.

                  III. USE, MAINTENANCE AND REPAIR OF PREMISES
                       ---------------------------------------

3.1  USE OF PREMISES
     ---------------

Tenant shall use the Premises only for business or professional office purposes and shall not use the Premises for any illegal purpose, or violate any statute, regulation, rule, or order of any governmental body, or create or allow to exist any nuisance, or trespass, or do any act in or about the Premises, or bring anything onto or in the Premises or the Building which will in any way increase the rate of insurance on the Building, deface or injure the Building, or overload the floor of the Premises. The number of full-time or part-time employees, agents and contractors for whom office space is provided in the Premises on either a permanent or temporary basis shall not exceed one (1) person for each one hundred twenty-five (125) rentable square feet of space contained within the Premises. Tenant shall not permit smoke from cigarettes, cigars, or any other type of smoking instrument used by Tenant or Tenant's employees, agents, invitees, or licensees to filter into the Common Areas of the Building, or into other tenants' premises, or to create in any manner a nuisance which interferes with other tenants' rights of quiet enjoyment of their premises in the Building (collectively the "Smoking Nuisance"). Additionally, Tenant shall inform all of its employees (and all other agents and contractors who regularly occupy the Premises) that smoking is prohibited in all Common Areas of the Building, and of the foregoing restrictions set forth in this paragraph. If a Smoking Nuisance is generated in the Premises that Landlord desires for Tenant to eliminate, then Landlord shall notify Tenant of the existence of such Smoking Nuisance, and Tenant shall have twenty (20) days from the date of receipt of Landlord's notice to eliminate the Smoking Nuisance in a manner approved by Landlord. If Tenant fails to eliminate the Smoking Nuisance to Landlord's satisfaction, Landlord, at Tenant's expense, may install all reasonable filtering devices necessary to eliminate the Smoking Nuisance.

3.2  COMPLIANCE WITH LAWS
     --------------------

(a)  Landlord's Compliance. During the Term of this Lease, Landlord shall be
     ---------------------
     responsible for making any modifications to the Project and Building or its appurtenances, excluding the Premises, but including the parking lot, Common Areas, elevators and entrances serving the Project and Building, required pursuant to any applicable federal, state and local laws, ordinances, building codes, and rules and regulations of governmental entities having jurisdiction over the Project, including but not limited to the Americans with Disabilities Act (the "ADA") and all regulations and orders promulgated pursuant to the ADA (collectively, the "Applicable Laws"). Any modifications to the Project and/or the Building made by Landlord pursuant to the provisions of this paragraph shall initially be at Landlord's expense; however, such expense may be included in Landlord's Operating Expenses of the Project as set forth above. Landlord represents to Tenant that, to the best of Landlord's present knowledge as of the Effective Date of this Lease, the Premises, including the Building, the parking areas and driveways serving the Building will be in compliance with all laws, ordinances, orders, rules, regulations, ADA and other governmental requirements relating to the use, condition, and occupancy of the same.

     Landlord represents that, to the best of Landlord's knowledge as of the Effective Date of this Lease, no part of the Premises or the Building, including the walls, ceilings, structural steel, flooring, pipes or boilers, is wrapped, insulated, fire-proofed or surfaced with any asbestos-containing materials (hereinafter "ACM"). During the Term, if Tenant's or any other party's testing or examination indicates the presence of ACM in the Premises or the Building, Tenant will give Landlord thirty
     (30) days' prior notice to remove same and to restore the area affected to its prior condition, but with new non-ACM wrapping, insulation,fireproofing or surfacing. If within thirty (30) days of such notice, Landlord has not completed such removal and restoration, Landlord shall be in default under this Lease.

(b)  Tenant's Compliance. Tenant shall comply with all governmental laws,
     -------------------
     ordinances, and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in, upon, or connected with the Premises, all at Tenant's sole expense. Tenant warrants that all improvements or alterations of the Premises made by Tenant or Tenant's employees, agents or contractors, either prior to Tenant's occupancy of the Premises or at any time during the Term of this Lease, will comply with all Applicable Laws. In addition, Tenant warrants that its use of the Premises will be in strict compliance with all Applicable Laws. During the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, be responsible for making any modifications to the Premises that may be required pursuant to any Applicable Laws.

(c)  Mutual Indemnity. Landlord agrees to indemnify, defend and hold Tenant
     ----------------
     harmless from and against any claims, losses or causes of action arising out of Landlord's failure to comply with the provision of subparagraph (a) above. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, losses or causes of action arising out of Tenant's failure to comply with the provisions of subparagraph (b) above. The indemnities set forth in this paragraph shall survive the expiration or earlier termination of this Lease.

3.3  HAZARDOUS MATERIALS
     -------------------

The term "Hazardous Materials," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. Tenant shall, at Tenant's sole expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Materials (collectively, "Environmental Laws").

Tenant shall not cause or permit to occur: (a) any violation of any federal, state, or local Environmental Law, ordinance, or regulation now or hereafter enacted, related to environmental conditions in, on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (b) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Materials in, on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Materials, in violation of any Environmental Law; provided, however, minor quantities of Hazardous Materials may be used or stored in the Building and on the Property for cleaning purposes, in connection with the use of office equipment and the normal operation of offices by tenants and occupants of the Building and in connection with construction and maintenance activities relating to the Building and the Project and, so long as such quantities and the use thereof are permitted by or are exempt from applicable governmental regulation.

Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Environmental Laws. Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any use, deposit, spill, discharge, or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's sole expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans, all at Tenant's own expense.

Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Materials that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this section within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents that are accurate promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant's obligations under this section.

Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the Project, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any use, deposit, spill, discharge, or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws and all other applicable laws.

Any increase in the premiums for necessary insurance on the Building or any portion of the Project which arises from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain, at its sole expense, such additional insurance as may be necessary to comply with any requirement of any federal, state or local governmental agency with jurisdiction over the Premises.

If Landlord, in its sole discretion, believes that the Premises have become contaminated with Hazardous Materials that must be removed under the Environmental Laws Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises for the purposes of analyzing the same to determine whether and to what extent the Premises have become contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Lease. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord's prior written consent.

Notwithstanding the foregoing, Landlord hereby agrees to indemnify and hold Tenant, Tenant's officers, directors, beneficiaries, shareholders, partners, agents and employees harmless from any and all claims, demands, actions, liabilities, costs, expenses, damages and obligations (including attorneys' and consultants' fees) of any nature arising from, or as a result of (i) the presence or use of any Hazardous Materials anywhere in the Project, Building or the Premises, whether such presence or use was prior to, during, or after Tenant's occupancy of the Premises, if such materials were used or placed there by Landlord or Landlord's agents, contractors, partners, invitees, licensees or employees or Landlord's predecessor-in-title; (ii) the presence or use of any Hazardous Materials in the Premises prior to Tenant's occupancy of the Premises, provided such presence or use was not caused by Tenant, its employees, agents, contractors, subcontractors, invitees or licensees; and (iii) the presence or use of any Hazardous Materials in the Premises occurring after the expiration or earlier termination of the Term of this Lease, as the same may be extended from time to time, or after Tenant vacates the Premises, whichever occurs last, provided such presence or use was not caused by Tenant, its employees, agents, contractors, subcontractors, invitees or licensees.

Landlord represents to the best of Landlord's present knowledge that there are no Hazardous Substances located on the Premises, the removal of which is required or the maintenance of which is prohibited by any local, state or federal agency or authority. Landlord hereby agrees to indemnify and hold harmless Tenant and its officers, directors, employees, agents and partners from and against any and all expense, loss and liability suffered by Tenant, and/or any such other parties by reason of a violation of this representation.

The obligations and liabilities of both parties under this section shall survive the expiration or earlier termination of the Lease.

3.4  SERVICES TO TENANT
     ------------------

Subject to limitations contained in any governmental controls now or hereafter imposed, and subject to all the terms and conditions of this Lease, Landlord shall provide the following services:

(a) Heating, ventilation and air-conditioning ("HVAC") service daily on Monday through Friday, inclusive, except for holidays observed by national banks as legal holidays, from 8:00 a.m. to 6:00 p.m., and on Saturdays, if not a holiday, from 8:00 a.m. to 1:00 p.m. (the "Building Hours"). Upon the prior request of Tenant made in accordance with the then current Rules and Regulations of the Building, HVAC services are available to the Premises outside of normal Building Hours for the payment of an additional hourly charge therefor consisting of Landlord's actual direct cost of supplying such services. The Premises shall meet the minimum published standards of the American Society of Heating and Refrigerating and Air Conditioning Engineers, and the HVAC systems which supply heating, ventilation and air conditioning to the Premises shall be designed so that such systems have the capacity to furnish a minimum of twenty (20) cubic feet of fresh air per person.

(b) Elevator access to the Premises 24 hours a day, 7 days a week; provided, however, that access to the Building and the Premises after Building Hours may be restricted by Landlord by means of after-hours pass cards or a monitored sign/in and sign/out sheet.

(c) Electric current for building standard tenant lighting and small business machinery only from electric circuits as designated by Landlord on the construction drawings for Tenant's use. Tenant will not use any electrical equipment which will cause the electrical load of the Premises to exceed
     3.0 watts per rentable square foot of the Premises. Tenant will not, without Landlord's prior written consent connect any auxiliary air conditioners to the electrical system of the Premises, or make any alteration or addition to the electrical system in the Premises or Building. If any additional circuitry or wiring is required by Tenant, and Landlord approves the installation of the same in writing, such work shall be performed at Tenant's expense by Landlord's electrician or under Landlord's control and supervision, and Tenant shall pay Landlord for such additional work as billed. Landlord reserves the right to install a separate meter for the Premises to determine whether Tenant is utilizing electric current in excess of the amount permitted hereunder. In the event that Tenant utilizes electric current in excess of the amount permitted hereunder, then Landlord shall have the right to charge Tenant, as Additional Rental, the direct cost of such additional electricity, plus the cost of installing and maintaining a separate meter for the Premises.

(d) General cleaning and janitorial services to the Premises in accordance with the Building's standard cleaning schedule, and consistent with buildings comparable to the Building in the same geographical area as the Building is located.

(e) Reasonable quantities of water to lavatories, toilets and water fountains in or appurtenant to the Premises. In the event that Tenant utilizes quantities of water in excess of the amount which would be typically utilized by normal business office use of the Premises, then Landlord shall have the right to install, at Tenant's expense, a separate water meter for the Premises, and charge Tenant, as Additional Rental, the direct cost of such additional use, plus the cost of maintaining a separate water meter for the Premises.

3.5  LIABILITY OF LANDLORD
     ---------------------

Except for the willful misconduct or gross negligence of Landlord, its agents, contractors and employees, Landlord shall not be liable to Tenant for failure or delay in furnishing any service provided for in this Lease, and no such failure or delay to furnish any service or services by Landlord shall be an actual or constructive eviction of Tenant nor shall any such event operate to relieve Tenant from the prompt and punctual performance of each and all of the covenants to be performed herein by Tenant; provided, however, that if Landlord shall fail to provide any service to Tenant that Landlord is required to provide to Tenant hereunder, and such failure shall persist for a period of two (2) weeks after Landlord's receipt of written notice from Tenant of the existence of such failure, and such failure is not due to a force majeure event, and as a result of such failure, the Premises or a portion thereof shall be substantially unusable by Tenant for the purposes for which they were demised to Tenant under this Lease, then, commencing with the expiration of such two (2) week period, Tenant's Base Rental and Additional Rental due under this Lease shall abate in the proportion that the rentable square footage of the portion of the Premises rendered substantially unusable by such failure bears to the total rentable square footage of the Premises for the period of time that such portion is substantially unusable; nor shall Landlord be liable to Tenant for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from any bursting of pipes or discharge from the sprinkler systems unless caused in part or in whole by Landlord's willful misconduct or gross negligence, if any, in the Building; nor shall Landlord be liable to Tenant for the theft, or loss of any property of Tenant whether from the Premises or any part of the Building or Project unless caused in part or in whole by Landlord's willful misconduct or gross negligence. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance of third persons including other tenants of the Project; however, Landlord shall not be liable for any such interference or disturbance whether caused by another tenant or tenants or Landlord or other person, nor shall Tenant be relieved from any obligation under this Lease because of such interference, disturbance or breach.
3.6 IMPROVEMENTS, REPAIRS BY LANDLORD
     --------------------------------

Except as may be specifically set forth in this Lease and any Special Stipulations attached hereto, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. Landlord shall, however, repair and maintain all Common Areas of the Project and the structural portions of the Building, Premises and Project, including without limitation the basic plumbing, air conditioning, heating and electrical systems, and the roof, foundation and sprinklers installed in the Building, unless the condition requiring such maintenance is caused in part or in whole by

                                     -l6-

Tenant's willful misconduct or gross negligence, in which case Tenant shall pay Landlord the reasonable cost of such maintenance or repairs. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair, and in the condition which Landlord is obligated to deliver them to Tenant, except for such items as Tenant may set forth on a punch list to be provided from Tenant to Landlord in accordance with the Notices provision of this Lease within ten (10) days after Landlord's delivery of possession of the Premises to Tenant. Landlord shall be responsible for the repair of all latent defects. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant in accordance with the Notices provision of this Lease.

3.7  LANDLORD'S RIGHT TO ENTER PREMISES

Tenant will install a security system for the Premises and may change the locks on any entrance to the Premises. Tenant shall provide Landlord with the access code to the Premises for use in the following circumstances only: (i) for janitorial services pursuant to the terms of this Lease; and (ii) for emergency access. Tenant will also have a security service monitoring the Premises twenty-four (24) hours each day, seven (7) days per week. Tenant shall provide Landlord with the direct telephone number to the security service. Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at all times in the event of an emergency after contacting the security service, and at reasonable hours upon twenty-four (24) hours prior notice to make repairs, additions, alterations, and improvements that are required by this Lease or are otherwise performed with Tenant's prior written consent; upon twenty-four (24) hours prior notice to exhibit the Premises to prospective purchasers, lenders or tenants, but Landlord may enter to exhibit the Premises to prospective tenants only during the last twelve (12) months of the Term or following any event of default if such default remains uncured after any applicable cure period; and upon twenty-four (24) hours prior notice to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder. Landlord shall also have the right to enter the Premises at reasonable hours to install, maintain, repair and replace pipes, wires, cables, duct work, conduit and utility lines through hung ceiling space and column space within the Premises. Landlord agrees to use best efforts to minimize any interference with Tenant's business caused by such entry. During such time as such work is being carried on in or about the Premises, payments provided herein shall not abate and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

3.8  REPAIRS BY TENANT
     -----------------

With the exception of those items set forth in this Lease that are required to be repaired by Landlord, Tenant, during the Term of this Lease or any extension or renewal of this Lease, shall, at its sole cost and expense, make all repairs as shall be reasonably necessary to keep the Premises, and any portion of the Building under Tenant's exclusive control, in good condition and repair, normal wear, loss by fire or other casualty not caused by the gross negligence or willful misconduct of Tenant, Tenant's employees, agents or contractors and condemnation excepted. Tenant further agrees that all damage or injury of whatever nature done to the Premises by the Tenant or by any person in or upon the Premises except the Landlord, Landlord's agents, servants and employees, shall be repaired by Tenant at its sole cost and expense.

3.9  ALTERATIONS
     -----------

     Except as set forth below, Tenant shall make no alterations or other improvements (collectively, "Alterations") to the Premises without Landlord's prior written consent. Unless otherwise agreed, all such approved Alterations shall be made by Landlord at Tenant's sole expense and shall become the property of Landlord and be surrendered with the Premises upon the expiration of this Lease. Landlord may, at Landlord's option, require Tenant to remove any or all such Alterations, and repair any damage to the Premises resulting from such Alterations, upon the expiration or earlier termination of this Lease, provided that Landlord informs Tenant at the time of providing its written consent to the making of any such Alteration, if Landlord's consent is required hereunder, that Tenant will be required to remove such Alteration, and repair any damage to the Premises resulting from such Alteration or the removal of such Alteration, prior to the expiration or earlier termination of this Lease. Notwithstanding the above, Tenant shall have the right to make Alterations that are non-structural, and do not affect any of the Building Systems, as defined below (collectively, "Permitted Alterations"), without obtaining Landlord's prior written consent, except as required below, provided that
     (i) the cost of such Permitted Alterations does not exceed Twenty Thousand Dollars ($20,000.00) for a single Permitted Alteration, or in the aggregate for all Permitted Alterations performed within a six (6) month period; (ii) upon completion of such Permitted Alterations, Tenant shall deliver to Landlord the as-built plans and specifications (if prepared) for such Permitted Alterations; and (iii) such Alterations are not Special Alterations, as defined below. Without regard to the cost of installing a vault, a teller window, or other specialized Alterations that would be installed in connection with Tenant's operation of a bank in the Premises ("Specialized Alterations"), such Specialized Alterations shall be excluded from the definition of Permitted Alterations set forth above; they shall constitute Alterations, the making of which shall require Landlord's prior written consent as provided above; and Landlord shall inform Tenant at the time of making such Alterations as to whether their removal will be required upon the expiration or earlier termination of the Lease in accordance with the foregoing provisions of this paragraph. Provided, further, that by its execution of this Lease, Landlord hereby consents to Tenant's installation of a vault within the Premises in a location that is mutually acceptable to Landlord and Tenant. By its execution of this Lease, Tenant hereby agrees that Tenant shall, at Tenant's sole cost and expense, repair any damage to the Building resulting from the installation of the vault in the Premises, and upon the expiration or earlier termination of the Lease (i) remove the vault from the Property; (ii) repair any damage to the Premises resulting from the installation, maintenance or removal of the vault; and (iii) repair any damage to the Building or the Property resulting from the removal of the vault.

3.10 LIENS
     -----

Excluding the Improvements, Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant in the Premises of a character which will or may result in liens against Landlord's interest in the Premises, the Building or the Project, or any part thereof, and Tenant will keep the same free and clear of all mechanics' liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Excluding the Improvements, Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including reasonable attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises, the Building or the Project with respect to work done for or materials supplied to or on behalf of Tenant, Tenant shall cause such liens to be released of record within twenty (20) days after Tenant's receipt of Landlord's notice of the existence of such lien. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Georgia's lien statutes. If Tenant shall be delinquent in paying any charge for which such a mechanics' lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as set forth above, Landlord may (but without being required to do so) pay the amount claimed to be due under such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the highest rate permitted by law, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rental.

               IV. CONDEMNATION, DESTRUCTION, DAMAGE AND INSURANCE
                   -----------------------------------------------

4.1  EMINENT DOMAIN
     --------------

If the whole of the Premises shall be taken by Federal, State, County or City authority for public use, or under any statute, or by right of eminent domain (or is conveyed by Landlord in lieu of such taking), then the Term hereby granted and all rights of the Tenant hereunder shall cease and terminate as of the day before the effective date of such taking. It is expressly agreed that the Tenant shall not have any right or claim to any award made to or received by the Landlord for such taking. Provided, however, that Tenant shall have the right to separately pursue an award from the condemning authority for its damages incurred in relocating its business to other premises, so long as such award or the pursuit thereof will not reduce any award that would otherwise be available to Landlord from such condemning authority.

4.2  DESTRUCTION OR DAMAGE TO PREMISES
     ---------------------------------

If the Premises or Building shall be damaged or destroyed in whole or in part by fire, casualty or other causes covered by Landlord's insurance, Landlord shall promptly and diligently restore the Premises or Building to their condition immediately prior to such destruction or damage, provided that, in Landlord's reasonable estimation, such repairs can be made within sixty (60) days of such destruction or damage. Tenant shall, upon substantial completion by Landlord, promptly and diligently, and at its sole cost and expense, repair and restore any improvements to the Premises made by Tenant to the condition thereof prior to such destruction or damage. If, in Landlord's reasonable estimation, the Premises cannot be restored within sixty (60) days of such damage or destruction, Landlord at its option shall, by written notice to Tenant given within sixty (60) days after the date of such fire or other casualty, either (i) elect to repair or restore such damage, this Lease continuing in full force and effect, or (ii) terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. Until the restoration of Landlord's Work is complete, there shall be an abatement or reduction of Base Rental in the same proportion that the square footage of the Premises so damaged or destroyed and under restoration bears to the total square footage of the Premises, unless the damaging event was caused by the negligence or willful misconduct of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors, in which event there shall be no such abatement.

In the event that, in Landlord's estimation, such rebuilding or repairs can be completed within ninety (90) days following the event resulting in such damage or destruction, and Landlord undertakes such rebuilding or repairs, but fails to complete same within one hundred twenty (120) days following such event, unless such failure is due to force majeure, in which case such period of time shall be extended for the period during which such force majeure exists, then Tenant shall have the option of terminating this Lease by providing Landlord with written notice of such termination no later than ten (10) days following the expiration of such one hundred twenty (120) period, as the same may be extended due to force majeure; in the event that Tenant elects to terminate this Lease pursuant to this paragraph, then such termination shall be effective ten
(10) days following Landlord's receipt of such notice, and the Lease Term shall be terminated as if it had expired on that date.

Notwithstanding the foregoing provisions of this paragraph, if damage to or destruction of the Premises, in excess of fifty percent (50%) of the value of the Premises, shall occur within the last year of the Term of this Lease, as the same may be extended as provided hereinafter, the obligation of Landlord to restore the Premises shall not arise unless (i) Landlord, at its sole option, elects to restore the Premises; (ii) Landlord, at its sole option, elects to provide Tenant with the opportunity of extending the Term of this Lease for an additional period so as to expire five (5) years from the date of the completion by Landlord of the repairs and restoration to the Premises; and, (iii) Tenant gives written notice to Landlord within thirty (30) days after Landlord's request that it agrees to such extension. Such extension shall be on the terms and conditions provided herein, if an option to extend this Lease remains to be exercised by Tenant hereunder, or under the terms prescribed in Landlord's notice, if no such further extension period is provided for herein. Upon receipt of such notice from Tenant, Landlord agrees to promptly repair and restore the Premises. Failing such notice to extend, Landlord at its option shall have the right to terminate this Lease as of the date of the damaging event, or to restore Landlord's Work in the Premises and the Lease shall continue for the remainder of the then unexpired Term, or until the Lease is otherwise terminated as provided herein. If damage to or destruction of the Premises, in excess of fifty percent (50%) of the value of the Premises shall occur during the last year of the Term of this Lease, then Tenant shall also have the option of terminating this Lease by providing Landlord with written notice of such termination no later than thirty (30) days following the event resulting in such damage or destruction.


4.3  INDEMNIFICATION
     ---------------

Subject to the other provisions of this Lease, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability for any loss, injury, or damage (collectively, a "Loss"), including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Landlord by any person whomsoever, caused by or resulting from
(i) any Loss occurring in the Premises (except where such Loss is caused by or results from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors); and (ii) any Loss occurring in the Premises, the Building or anywhere in the Project that is caused by or results from the negligence or willful misconduct of Tenant, its employees, agents or contractors. Subject to the provisions of this Lease, Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability for any Loss occurring in the Premises, the Building or anywhere in the Project, including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Tenant by any person whomsoever, caused by or resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. The provisions of this paragraph shall survive the expiration or any termination of this Lease.

4.4  INSURANCE
     ---------

(a)  Landlord's Insurance.
     ---------------------

     (1) Landlord shall obtain and keep in force during the Term of this Lease an insurance policy or policies of all-risks fire, extended coverage, theft, vandalism, malicious mischief and other casualty, covering loss or damages to the Project and the Common Areas, as well as all improvements thereto, and the structural improvements to the Premises.

     (2) Landlord shall also obtain and keep in force during the Term of this Lease such other insurance in such amounts and with such policy provisions as it shall deem necessary or appropriate, including without limitation the following: commercial general liability insurance pertaining to the Project and the Common Areas, and bodily injuries, death and property damage arising or occurring therein.

     (3) Tenant shall reimburse Landlord for any increase in the cost of any of Landlord's insurance pertaining to the Project if said increase is caused by or results from Tenant's use or occupancy of the Premises, the breach of this Lease by Tenant, or the acts, omissions, or negligence of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors.

(b)  Tenant's Insurance. During the Term of this Lease, and any extension and
     ------------------
     renewal thereof, Tenant, at its sole cost and expense, shall carry and maintain the following policies of insurance with insurance companies licensed or authorized to do business in the State of Georgia and rated as no less than A-, Class VII in the current edition of Best's Guide, insuring Landlord, Landlord's authorized agent, Tenant and any lender of record encumbering the Premises if requested by Landlord, and shall deliver to Landlord a certificate of insurance evidencing such coverage both prior to taking possession of the Premises and annually thereafter:

     (1) Property Insurance on the Special or All-Risk Form (including theft, sprinkler leakage, boiler and machinery insurance), covering Tenant's personal property, trade fixtures, inventory and equipment located in, and all above-standard improvements to, the Premises in an amount equal to the full replacement cost of all items; Landlord reserves the right to request Tenant to have a replacement cost appraisal done not less than every three years. Said All-Risk policy is to have a maximum deductible of $250,000.00

     (2) Commercial General Liability Insurance on an occurrence form including premises operations, products/completed operations, hazard and contractual coverage with limits of no less than $2,000,000.00 per occurrence and $2,000,000.00 General Aggregate with an umbrella policy of not less than $4,000,000.00.

     (3) Workers' Compensation Insurance with liability limits required by the laws of the state in which the Premises are located and employers liability coverage.

     (4) Business Interruption Insurance in amounts sufficient to pay for Tenant's expenses and lost income attributable to perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

Such insurance shall, to the extent permitted by law, name Landlord and its asset and property manager as additional insureds and provide for thirty (30) days' prior written notice to Landlord and its asset and property manager before any modification or termination of said insurance. The above-referenced insurance shall be considered primary and non-contributory with or secondary to coverage provided by Landlord. Landlord reserves the right to require additional coverage and increase limits as industry standards change. Should Tenant engage the services of a contractor, Tenant will make certain that such contractor will carry General Liability Insurance and will name Landlord and its asset and property manager as additional insureds.

(c)  Waiver of Subrogation. Landlord and Tenant shall each have included in
     ---------------------
     all policies of all risks, fire, extended coverage, business interruption and other property insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and any officers, directors, partners, employees, agents, and representatives of the other) for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. If the release of either party, as set forth in the immediately preceding sentence, should contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other's insurer.

4.5  DAMAGE OR THEFT OF PERSONAL PROPERTY
     ------------------------------------

Tenant agrees that all personal property brought into the Premises shall be at the risk of the Tenant only and that the Landlord shall not be liable for the loss thereof or any damages thereto occasioned from any act of any co-tenant, or other occupants of said Building or any other person, unless caused by the willfuf misconduct or gross negligence of Landlord, its agents, employees, contractors or invitees.

                        V. ADDITIONAL COVENANTS OF TENANT
                           ------------------------------

5.1  ASSIGNMENT AND SUBLETTING
     -------------------------

Tenant may not, without at least twenty (20) days' prior written notice to Landlord in accordance with the Notices provision of this Lease, and the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant (collectively, an "Assignment"). In the event that Tenant provides Landlord with notice of such proposed Assignment, such notice shall be accompanied by a copy of any and all documents, instruments and agreements pertaining to such transaction reasonably necessary for Landlord to evaluate such proposed Assignment. Whether or not such proposed Assignment is approved by Landlord, Tenant shall reimburse Landlord for its reasonable attorneys' fees incurred in connection with reviewing any proposed Assignment, not to exceed $1,500.00. Landlord shall have twenty (20) days from its receipt of Tenant's notice of the proposed Assignment and all other required and reasonably requested information within which to make a decision as to whether or not such proposed Assignment will be approved. At a minimum, without limitation, in each event the following requirements must be satisfied: (a) Tenant shall not be released from any obligations or any liabilities hereunder as a result of any such Assignment; (b) Tenant shall not be in default hereunder at the time it requests Landlord's consent or on the effective date of the proposed Assignment;
(c) any Assignment or attempted Assignment without Landlord's consent shall be voidable at Landlord's option; (d) Landlord shall be provided with such information regarding the name, identity, business reputation and creditworthiness of the proposed assignee as Landlord shall reasonably request; and (e) in the case of an assignment of the Lease, the assignee shall deliver to Landlord a written agreement whereby it assumes jointly and severally with Tenant all of the obligations and liabilities of Tenant under this Lease. In the event Landlord elects to approve a requested assignment of the Lease for the entire Premises, Landlord has the right, but not the obligation, to terminate the Lease effective as of the date Tenant vacates the Premises. Should Landlord elect to terminate the Lease, Tenant shall be relieved of any liability or obligation to pay rent beyond the date of termination. Unless Landlord expressly agrees to terminate the Lease or Tenant's obligations hereunder, in no event shall any assignment or subletting, whether approved by Landlord or not, relieve Tenant from its obligations under this Lease. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. Assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability. Tenant shall be entitled to fifty percent (50%) of any rent, rentals, payment, profit or any other sum or cost of the assignee or sublessee for such Assignment in excess of the then applicable rent and other charges payable by Tenant to Landlord under this Lease. Landlord shall have the sole and absolute right to fifty percent (50%) of any and all amounts paid or payable in excess of the rent and other charges payable by Tenant hereunder.

In making Landlord's determination to approve or disapprove a proposed assignment or sublease hereunder, Landlord and Tenant agree that Landlord may withhold its consent to any proposed assignment or sublease, and such withholding of consent by Landlord will not be deemed to be unreasonable, (1) if the proposed assignee or subtenant is a dental, medical, chiropractic or a governmental office, or (2) if the proposed assignee or subtenant shall be engaged in a business in the Premises which is not permitted by or would contravene the provisions of this Lease, or (3) if the lease or use of the Premises or any portion thereof by such subtenant or assignee will cause Landlord to be in violation of any restrictive use covenants granted by Landlord to any other tenant in the Building in such tenant's lease, or (4) if the proposed assignee or subtenant is, either at the time the request for consent is submitted to Landlord or on the effective date of such proposed assignment or sublease, then a tenant in the Building, or (5) if, in the case of a proposed assignment, the proposed assignee is not of sufficient financial worth to perform its obligations under this Lease as such obligations become due; or (6) if the proposed assignee or subtenant is then a tenant in the Building, or is then negotiating with Landlord to become a tenant in the Building; provided, however, it is understood and agreed that the reasons outlined above in this sentence are not intended, and shall not be construed, to be an exclusive list of reasonable bases upon which Landlord may withhold its consent and Landlord reserves the right to disapprove of a proposed assignment or sublease by virtue of such other reasonable bases.

Upon execution of any sublease or assignment approved by Landlord under this Article, a fully-executed counterpart of the sublease or assignment shall be promptly delivered to Landlord by Tenant.

A change, whether voluntary, involuntary or by operation of law, or a merger, consolidation or other reorganization of more than a 49% ownership in Tenant shall be an assignment of this Lease and subject to the provisions of this Article.

Notwithstanding the restrictions set forth herein on Tenant's ability to assign the Lease or sublet the Premises, Tenant may assign its obligations and rights under this Lease or sublet all or a portion of the Premises (collectively, a "Permitted Assignment") to any corporation, partnership or other entity directly or indirectly controlling, controlled by, or under common control with, Tenant (a "Permitted Assignee"), without the requirement of obtaining Landlord's prior written consent, provided that (a) the use of the Premises to be made by the Permitted Assignee will be substantially the same as the use then being made of the Premises by Tenant, and will be within the permitted uses of the Premises under the Lease; and (b) no later than fifteen (15) days prior to the effective date of the assignment of the Lease or the subletting of the Premises to a Permitted Assignee, Tenant provides Landlord with written notice of such assignment or subletting, including (i) the written acknowledgment of Tenant that Tenant remains fully liable for all of Tenant's obligations under this Lease until the expiration of the Term of the Lease, (ii) all documentation reasonably requested by Landlord in order to evaluate the Permitted Assignment, and (iii) in the case of an assignment of the Lease to the Permitted Assignee, the express assumption by the

Permitted Assignee of all obligations of Tenant under the Lease and the Permitted Assignee's express agreement to be bound by all terms and conditions of the Lease. The term "control," as used herein, shall mean, with respect to a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation, and, with respect to any person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of the controlled person or entity.

Provided, further, that Landlord acknowledges that Tenant intends to assign its rights and obligations under this Lease to a bank to be formed by Tenant and which is known, as of the Effective Date of this Lease, as "United Commercial Bank" (referred to herein as the "Bank") upon Tenant's receipt of the charter required for the operation of the Bank. The parties agree that the Bank shall constitute a Permitted Assignee, as defined above, and Tenant may assign its rights and obligations unto the Bank in accordance with the terms of the preceding paragraph. In addition, upon Landlord's receipt of a copy of the Bank's charter, and either a replacement Letter of Credit, as defined above, or an amendment to the Letter of Credit reflecting that Tenant's obligations under this Lease, as assigned to the Bank, are secured by the Letter of Credit, then from and after such date, the Bank shall be the "Tenant" under this Lease, and United Commercial Bank Organizing Group, L.L.P., the entity identified as the "Tenant" herein, shall be released from all obligations of the "Tenant" under the Lease arising from and after such date.

5.2  LANDLORD'S LIEN
     ---------------

[Text intentionally deleted]

5.3  RELOCATION
     ----------

[Text intentionally deleted]

5.4  SUBORDINATION AND ATTORNMENT
     ----------------------------

Tenant agrees that this Lease shall be subject and subordinate to any mortgage, security deed, loan deed or similar instrument now on said Premises and to all advances already made, or which may be hereafter made, on account of said instruments to the full extent of all debts and charges secured thereby and to any renewals or extensions of all or any part thereof and to any such instruments which any owner of said Premises may hereafter at any time elect to place on said Premises, and Tenant agrees upon request to hereafter attorn to the holder of such mortgage, security deed or other instrument as the Landlord under this Lease and execute any paper or papers which the counsel for Landlord may deem necessary to accomplish that end and, if Tenant fails to do so, Landlord is hereby empowered to execute such paper or papers in the name of Tenant, and as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable. Provided, however, that as to any mortgage, security deed, loan deed or similar instrument that may hereafter be placed on the Premises, the subordination of this Lease and Tenant's interest hereunder shall be contingent upon Landlord, Tenant and the holder of the security interest under such instrument entering into an agreement reasonably acceptable to each of them whereby such holder agrees that Tenant's right of quiet enjoyment of the Premises will not be disturbed in the event of a foreclosure of such holder's interest under such instrument, so long as Tenant does not default in its obligations under this Lease, and fail to cure such default within the time provided in this Lease for the cure of defaults, if any.

5.5 ESTOPPEL CERTIFICATE
    --------------------

Upon Landlord's request, Tenant shall execute and deliver to the Landlord, within ten (10) days from Tenant's receipt of said request: (a) a statement in writing certifying that this Lease is in full force and effect, and setting forth the dates to which the rent and any other charges have been paid, and (b) a statement in writing from any guarantor of this Lease certifying that said guaranty is in full force and effect, and such statements so delivered to the Landlord may be relied upon by any prospective purchaser of, or by any holder or prospective holder of a mortgage or other security interest in the Building of which the Premises are a part. Tenant's failure to deliver such statements within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no defaults in Landlord's performance, and that not more than one (1) month's rental has been paid in advance.

                       VI. NOTICES, DEFAULT AND REMEDIES
                           -----------------------------

6.1  NOTICES
     -------

Any notice or other communication required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below, or if sent by certified United States Mail, return receipt requested, or if sent by receipted overnight delivery service to said addresses. Notice effected by hand delivery or receipted overnight delivery service shall be deemed to have been received upon the earlier of actual receipt or refusal thereof. Any notice mailed shall be deemed to have been received upon the earlier of (a) actual receipt, (b) refusal thereof, or (c) three (3) Business Days days after mailing of same. Either party shall have the right to change its address to which notices shall thereafter be sent, and the party to whose attention such notice shall be delivered, by giving the other party notice thereof in accordance with the provisions of this paragraph; provided, however, that the party in actual or constructive possession of the Premises under this Lease from time to time may not change its address to which notices shall thereafter be sent to eliminate the Premises as an acceptable address where notices to such party may be forwarded or delivered. Until such time as either party shall change its address for notices, notices shall be forwarded as follows:

        To Landlord:            Acquiport Northside Drive, Inc.
                                c/o Clarion Partners
                                335 Madison Avenue
                                7th Floor
                                New York, New York 10017
                                Attention: Portfolio Manager

                                with a copy to:

                                Clarion Realty Services, L.L.C.
                                5660 New Northside Drive
                                Suite 450
                                Atlanta, Georgia 30328
                                Attention: Property Manager

        To Tenant:              United Commercial Bank Organizing Group, L.L.P.
                                5660 New Northside Drive
                                Suite 200
                                Atlanta, Georgia 30328
                                Attention:
                                          --------------------------------------

                                with a copy to:

                                Miller & Martin LLP
                                1275 Peachtree Street, N.E.
                                Seventh Floor
                                Atlanta, Georgia 30309-3576
                                Attention: T. Kennerly Carroll, Esquire

As used in this Lease, "Business Days" shall mean Monday through Friday, inclusive, except for holidays observed by national banks as legal holidays.

6.2  DEFAULT
     -------

The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

(a) The Base Rental payable under this Lease (including any Additional Rental) or any sum of money due hereunder is not paid when due, and such failure to pay continues for more than five (5) days after Tenant's receipt of notice thereof from Landlord. Provided, however, that Landlord shall not be required to provide Tenant with the notice and five-day period set forth in this subparagraph more than three (3) times during the Term of this Lease, and the fourth and each subsequent failure to timely pay such sums shall immediately constitute an event of default hereunder.

(b) The Premises are deserted, vacated or not used as regularly or consistently as would normally be expected for similar premises put to the same or similar purposes as set forth herein, even though the Tenant continues to pay the stipulated Base Rental, and such condition is not corrected within ten (10) days of Tenant's receipt of notice thereof from Landlord to Tenant. Provided, however, that Landlord shall not be required to provide Tenant with the notice and ten-day period set forth in this subparagraph more than once during the Term of this Lease, and the second, and each subsequent occurrence of such condition shall immediately constitute an event of default hereunder.

(c) Tenant or any guarantor of this Lease files any petition for debt relief under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy, insolvency or other similar act.

(d) Any petition is filed against Tenant under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy, insolvency or other similar act, and such petition is not dismissed within sixty (60) days after the date of such filing.

(e)

(f) Tenant or any guarantor of this Lease makes material misrepresentations to Landlord prior to or contemporaneously with the execution of this Lease.

(g) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors.

(h) A receiver is appointed for any of the assets of Tenant or any guarantor of the Lease, and such receiver is not removed within sixty (60) days of Tenant's receipt of notice from Landlord to obtain such removal.

(i) A lien is filed against the Premises, Building or Project, or Landlord's estate therein, by reason of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or anyone holding the Premises by, through or under Tenant, and Tenant fails to cause the same to be vacated and canceled of record, or bonded off in accordance with the provisions of this Lease, within twenty
     (20) days after receipt of notice of the filing thereof.

(j) Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by Tenant, including without limitation the "Rules and Regulations" for the Project of which the Premises is a part, and unless otherwise specified herein, Tenant persists in such failure for twenty (20) days after receipt of notice by Landlord requiring that Tenant correct such failure; provided, that in the event any such failure is not reasonably susceptible of cure within such twenty
     (20)-day period, Tenant shall have a reasonable time to cure such failure, provided Tenant commences cure as soon as is reasonably possible, and prosecutes such cure diligently to completion.

6.3  REMEDIES
     --------

Upon the occurrence of an event of default by Tenant, Landlord shall have the option to do and perform any one or more of the following:

(a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Tenant, or anyone occupying the Premises, and its effects in accordance with Applicable Laws. In the event of termination of this Lease, Tenant shall be responsible to Landlord for
     (i) all payments due under this Lease prior to the date of termination,
     (ii) all reasonable costs incurred by Landlord in connection with such termination, and (iii) the entire amount of Base Rental, Additional Rental and other charges due hereunder for the remainder of the Term, less the then fair market rental value of the Premises for the remainder of the Term, with such difference discounted to its present value by using a discount factor of 6%. Such amount shall be paid by Tenant to Landlord immediately upon demand by Landlord and shall constitute liquidated damages and not a penalty or forfeiture (Tenant and Landlord agree that the actual damages are impossible to ascertain and that the amount described above is a reasonable estimate thereof). If Landlord elects to terminate this Lease, Tenant's liability to Landlord for damages shall survive such termination.

(b) Landlord may correct such default, and Tenant shall reimburse Landlord, upon demand, for the reasonable cost incurred by Landlord in curing such default.

(c) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease. Landlord may enter upon and take possession of the Premises as agent of Tenant without terminating this Lease (termination of this Lease shall only occur by written notice of such termination from Landlord to Tenant) and without being liable to prosecution or any claim for damages so long as Landlord's actions are in accordance with Georgia law. Landlord may elect to relet the Premises, but shall have no obligation to do so. In the event that Landlord elects to relet the Premises, Landlord may make any reasonable alterations in order to return the Premises to its Building shell condition. Landlord may relet all or any portion of the Premises, alone or in conjunction with other portions of the Building, for a term longer or shorter than the Term of this Lease, at a rental rate other than that provided in this Lease, and upon such other terms (including the granting of concessions) as Landlord solely determines to be acceptable. If Landlord elects to reenter and relet all or any portion of the Premises, Landlord shall apply the rent so collected as follows:

     (1) first, to any amount due hereunder other than Base Rental and Additional Rental;

     (2)  second, to the payment of costs and expenses of such reletting;

     (3)  third, to the payment of Base Rental and Additional Rental;

     (4) fourth, the residue shall be held and applied to future Base Rental and Additional Rental due hereunder, and if any such excess exists at the termination of this Lease it shall be paid over to Tenant.

     No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord, however, shall have no duty to relet the Premises, and Landlord's failure to do so shall not release Tenant's liability for rent or damages. Tenant shall remain fully liable to Landlord for the deficiency between any rent collected as a result of reletting and the rent and other sums that are owed from Tenant to Landlord under this Lease. Landlord shall have the right to rent any other available space in the building before reletting or attempting to relet the Premises.

(d) In addition to all other sums that are owed by Tenant to Landlord under this Lease, upon such event of default, Tenant shall become liable for any costs incurred by Landlord under this Lease for the completion of any improvements to the Premises, and any real estate commissions paid by Landlord under this Lease (collectively, the "Landlord's Costs"), to the extent set forth in this paragraph. The entire amount of the Landlord's Costs shall be amortized evenly over the Lease Term, and so long as Tenant does not default in its obligations under this Lease, and fail to cure such default within the applicable period of cure, if any, provided under this Lease, then Tenant shall have no liability to Landlord for the repayment of any portion of the Landlord's Costs. However, in the event that

     Tenant shall default in its obligations under this Lease, and Tenant shall fail to cure such default within the applicable period of cure, if any, provided under this Lease, then in addition to all of Landlord's other remedies available under this Lease, Tenant shall also be liable to Landlord for the portion of the Landlord's Costs that remains amortized but unpaid between the date of such default and the expiration of the Term of this Lease. Provided, however, that if Landlord elects to exercise its rights under Paragraph 6.3(a) of this Lease to accelerate the entire amount of all Base Rental and Additional Rental due from Tenant for the balance of the Lease Term in accordance with the terms of said paragraph, and Landlord obtains a judgment for, or is paid by Tenant, the entire amount of such accelerated sum, then such judgment for or payment of such accelerated sum shall preclude a separate recovery by Landlord under the foregoing terms of this paragraph of the portion of the Landlord's Costs that remains amortized but unpaid as of the date of such default.

(e) The above-stated remedies of Landlord are to be in addition to, and not in lieu of, any other rights and remedies provided Landlord either at law or in equity. No delay in enforcing the provisions of the Lease shall be deemed to constitute a waiver of such default by Landlord, and the pursuit by Landlord of one or more remedies shall not be deemed to constitute an election against other remedies.

6.4  EFFECT OF TERMINATION OF LEASE
     ------------------------------

No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise shall affect Landlord's right to collect sums due hereunder for the period prior to termination thereof.

6.5  ATTORNEYS' FEES
     ---------------

If any rent or other sum due and owing under this Lease is collected by or through an attorney at law, then, in addition to such sums, Tenant shall also pay Landlord's reasonable attorneys' fees and other reasonable costs incurred in such collection.

               VII. SURRENDER OF PREMISES UPON EXPIRATION OF LEASE
                    ----------------------------------------------

7.1  SURRENDER OF PREMISES
     ---------------------

At the termination of this Lease, Tenant shall surrender the Premises and keys thereto to Landlord in same condition as at commencement of the Term, normal wear and tear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors, and condemnation, excepted.

7.2  HOLDING OVER
     ------------

If Tenant remains in possession of the Premises after expiration of the Term hereof, without Landlord's written consent, Tenant shall be a holdover tenant at sufferance, and there shall be no renewal of this Lease by operation of law. During any such holdover period, Tenant shall pay holdover rent equal to one hundred fifty percent (150%) of the last Base Rental amount due from Tenant prior to such holdover.

7.3  REMOVAL OF FIXTURES
     -------------------

Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension thereof, remove all trade fixtures personal property and equipment which Tenant has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal. All personal property of Tenant remaining on the Premises after the end of the Term shall be deemed conclusively abandoned, notwithstanding that title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may dispose of such personal property in any manner it deems proper, in its sole discretion, and Tenant shall reimburse Landlord for the cost of removing such personal property. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of such personal property, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against the claims of all third parties resulting from such removal. Tenant's obligations under this paragraph shall survive the expiration or earlier termination of this Lease.

                               VIII. MISCELLANEOUS
                                     -------------

8.1  AGENCY DISCLOSURE
     -----------------

Clarion Realty Services, L.L.C. ("Landlord's Broker") has represented the Landlord in this transaction, and The Miller Richmond Company/ITRA Realty Group ("Tenant's Broker") has represented the Tenant in this transaction (Landlord's Broker and Tenant's Broker are collectively referred to herein as "Broker"), and Broker will be compensated by Landlord by separate agreement. Landlord and Tenant (each of which is an "Indemnifying Party" hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction other than Broker. Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, and expenses (including attorneys' fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative. The provisions of this paragraph shall survive termination or expiration of the Lease.

8.2  EXCULPATION OF LANDLORD
     -----------------------

Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building, and neither Landlord nor any joint ventures (if any), partners, officers, directors, employees or shareholders of or in Landlord shall have any personal liability whatsoever with respect to this Lease.

8.3  PARKING
     -------

Tenant shall have the right to use in common with other tenants of the Building the parking facilities of the Building, if any, as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's vehicles, or the vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas. Tenant shall not park or permit to be parked any inoperative or abandoned vehicles or equipment on any portion of the parking or loading areas. If any abandoned vehicles are discovered by Landlord to exist anywhere in the Project, Landlord shall have the right to remove same from the Project in accordance with the terms of O.C.G.A. Section 40-11-1, et seq. The maximum number of vehicles which may be parked by Tenant, Tenant's employees, agents or contractors is three (3) vehicles per One Thousand (1,000) rentable square feet of space in the Premises.

Landlord shall designate up to ten (10) spaces, five (5) spaces on the second floor and five (5) spaces on the third floor, in the parking facility of the Building as being spaces that are reserved for the exclusive use of Tenant's customers at no charge to Tenant (the "Reserved Spaces"). The location of the spaces to be designated as the Reserved Spaces shall be determined by Landlord, subject to Tenant's approval, which Tenant shall not unreasonably withhold. Landlord shall designate the Reserved Spaces with mutually acceptable signage as being "Reserved," and Landlord has the right to remove from the Reserved Spaces any vehicle that is not authorized to be parked there, Landlord shall have no obligation to police the use of the Reserved Spaces, and Landlord shall not be responsible for ensuring that unauthorized vehicles do not park in the Reserved Spaces.

8.4  SIGNAGE
     -------

Landlord agrees that Tenant shall be listed on the Building directory at no cost or expense to Tenant. Tenant shall not place any signs, decals or other materials upon the windows or suite doors of the Premises, nor on the exterior walls of the Premises. Landlord agrees to provide Tenant, at Landlord's expense, one building standard suite door tenant identification sign. Any additional signage desired by Tenant must receive the prior written approval of Landlord and the management company of the Building, which may be granted or denied in their sole discretion.

8.5  FORCE MAJEURE
     -------------

With the exception of Tenant's obligation to pay any and all items of rent as the same become due under the applicable provisions of this Lease, each party shall be excused from performing an obligation or undertaking provided for in this Lease so long as such performance or undertaking is prevented, delayed, or hindered by a strike, lockout, labor dispute, civil commotion, act of God, or any other cause outside and beyond such party's control.

8.6  AUTHORITY
     ---------

If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and resolutions of said corporation, and that this Lease is binding upon said corporation. If Tenant is a partnership, each individual executing this Lease on behalf of such partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the partnership, and that this Lease is binding on the partnership. The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building, or an agreement to lease or to enter into a lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

8.7  DEFINITIONS
     -----------

"Landlord" as used in this Lease shall include the first party named in this Lease, and its representatives, assigns and successors in title. "Tenant" shall include the second party named in this Lease, and his, hers or its heirs and representatives, and if this Lease shall be validly assigned or the Premises sublet, shall include also Tenant's assignees, or Tenant's subtenants as to the portion of the Premises sublet.

8.8  RULES AND REGULATIONS
     ---------------------

The current rules and regulations for the Building are attached hereto as Exhibit "D," and are incorporated herein by this reference. Additionally, Landlord may hereafter, from time to time, adopt and promulgate such additional rules and regulations for the government and management of said Building as Landlord may reasonably determine to be necessary, so long as such new rules do not impose any additional costs or

                                      -3l-
material burdens on Tenant, Tenant's use of the Premises or access to the Building (all such existing and future rules and regulations are collectively referred to as the "Rules"). During the Term of this Lease, Tenant shall at all times comply with the Rules and shall ensure compliance with the Rules by Tenant's employees, agents and contractors.

8.9  GUARANTY
     --------

[Text intentionally deleted]

8.10 SPECIAL STIPULATIONS
     --------------------

If there is an Addendum of Special Stipulations attached to this Lease, then the terms and conditions of such addendum are incorporated herein by this reference, and in the event of any conflict between the foregoing provisions of this Lease and any of the special stipulations contained in such addendum, then the provisions of such addendum shall control.

8.11 ENTIRE AGREEMENT
     ----------------

This Lease, the Exhibits, and any attachments thereto contain the entire agreement of the parties, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                               TENANT:

                               UNITED COMMERCIAL BANK ORGANIZING GROUP, L.L.P., a Georgia limited liability partnership

                               By: /s/Ronnie Austin
                                  ----------------------------------------------
                                   [Signature]

                                   Typed Name: Ronnie Austin
                                              ----------------------------------
                                   Title: General Partner

                       [Signatures continue on next page]

                               LANDLORD:

                               ACQUIPORT NORTHSIDE DRIVE, INC., a Delaware corporation

                               By: /s/ Michael O'Brien
                                  ----------------------------------------------
                                  [Signature]

                               Typed Name: Michael O'Brien
                                          --------------------------------------

                               Title: Vice President
                                     -------------------------------------------
                                     [President or Vice President]

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES

             [To be attached by Landlord prior to Lease execution]

             [FLOOR PLAN OF 5660 NEW NORTHSIDE DRIVE, SUITE 2000]

                                                               [LOGO] CLARION

                                   EXHIBIT B

           DESCRIPTION OF PROPERTY ON WHICH THE PROJECT IS SITUATED

     ALL that tract or parcel of land lying and being in Land Lot 205 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

     BEGINNING at an iron pin set at the point formed by the intersection of the Eastern Right-of-Way of Northside Drive, an 80-foot Right-of-Way, and the Southeastern Right-of-Way of relocated New Northside Drive, an 80-foot Right-of-Way;
     Thence running Northeasterly along the curvature to the left of the Southeastern Right-of-Way of relocated New Northside Drive an arc distance of
277.55 feet, said arc having a radius of 398.10 feet and subtending a chord bearing North 51(degrees) 45' 48" East for 271.96 feet to a concrete Right-of-Way monument;
     Thence continuing along said Right-of-Way following the curvature to the left an arc distance of 36.06 feet, said arc having a radius of 398.10 feet, and subtending a chord bearing North 29(degrees) 11' 44" East for 36.05 feet to a concrete Right-of-Way monument;
     Thence continuing along said Right-of-Way, North 26(degrees) 36' 01" East for 6.68 feet to a point;
     Thence departing said Right-of-Way and running South 49(degrees) 35' 09" East for 293.86 feet to a point on the Northwestern Right-of-Way of Interstate Highway No. 285, a limited access highway;
     Thence running along the Northwestern Right-of-Way of Interstate Highway No. 285, South 40(degrees) 24' 51" West for 458.435 feet to an iron pin set (at Station 742+09.62,260.73 feet left of centerline per D.O.T. plan);
     Thence continuing along said Right-of-Way South 41(degrees) 53' 23" West for 40.65 feet to a concrete Right-of-Way monument;
     Thence continuing along said Right-of-Way following the mitred intersection of the Northwestern Right-of-Way of Interstate Highway No. 285 and the eastern Right-of-Way of Northside Drive, an 80-foot Right-of-Way, North 62(degrees) 47' 37" West for 30.19 feet to an iron pin set;
     Thence running along the Eastern Right-of-Way of Northside Drive, North 17(degrees) 03' 21" West for 365.43 feet to an iron pin set and the POINT OF BEGINNING,

     Containing 2.9216 acres, designated Parcel B on Boundary and Topographic Survey for Fidelity Management & Investment Corporation prepared by Mallett & Associates, certified by Michael F. Lawler, Georgia Registered Land Surveyor No. 1946, dated October 1, 1987, last revised April 26, 1988.

     TOGETHER WITH easements appurtenant to the above described property as set forth in that certain Reciprocal Easement and Operating Agreement between Fidelity Management & Investment Corporation and PFL North Associates, Ltd., dated April 29, 1988, recorded in Deed Book 11492, Page 81, Fulton County, Georgia records.

                                   EXHIBIT C

                           IMPROVEMENTS TO PREMISES

Improvements to Premises. Except as set forth herein, Tenant accepts the
------------------------
Premises in their "as is" condition, and Landlord shall have no obligation to make any improvements to the Premises not specifically set forth herein.

     (a) Construction of the Improvements. Unless the parties expressly agree in writing to the contrary, the Improvements, as depicted in the Plans described below, shall be constructed by a general contractor of Landlord's selection under the direct supervision and control of Landlord.

     (b) The Plans. The improvements to be constructed by Landlord within the Premises (the "Improvements") shall be depicted in detailed plans and specifications (the "Plans") to be prepared by Landlord and approved by Tenant. Tenant shall not unreasonably withhold or delay its approval of the Plans. After the approval of the Plans by both Landlord and Tenant, all modifications requested by Tenant to the Plans ("Change Orders") shall be at Tenant's sole expense, and all such Change Orders must be approved by both parties in order to be effective. The original of the Plans and any Change Orders will be maintained in Landlord's management office in the Building.

     (c) Improvement Costs; Tenant's liability for Excess Costs. Landlord shall, at Landlord's sole cost and expense, construct the Improvements in accordance with the approved Plans. The parties agree that the total cost of constructing the Improvements for which Landlord is obligated hereunder (the "Improvement Costs") shall include the cost of all labor and materials used in constructing the Improvements, all architectural and engineering fees, Landlord's 3.5% construction management fee, plus any sum incurred by Landlord in connection with producing the Plans for the Improvements, or in modifying the Plans to accommodate any Change Orders requested by Tenant, to the extent that the cost of such modification is not fully paid by Tenant, as provided below. If, as a result of Change Orders requested by Tenant, the actual cost of constructing the Improvements exceeds the cost that would result from the construction of the Improvements in accordance with the Plans, then the entire amount of such excess
          (the "Excess") shall be Tenant's sole liability and Tenant shall pay the full amount of the Excess to Landlord, as Additional Rental due under the Lease, within thirty (30) days after Tenant's receipt of Landlord's invoice for same.

     (d) Additional Remedies in the event of Default. The Improvement Costs, as used herein, shall be apart of the "Landlord's Costs" as that phrase is used in the Remedies provision of this Lease. Accordingly, after the Improvement Costs have been incurred by Landlord, the Improvement Costs, together with interest thereon on the unreduced balance thereof calculated at the simple interest rate of twelve percent (12%) per annum, shall be amortized over the Lease Term, and so long as Tenant does not default in its monetary obligations under the Lease, and fail to cure such default within the applicable period of cure, if any, provided under this Lease, then the principal balance of the Improvement Costs shall be reduced each month by the amount amortized each month, and upon


                                    EXHIBIT C

          Landlord's receipt of the final payment of Base Rental due during the initial Term of this Lease, Tenant shall have no liability to Landlord for the repayment of any portion of the Improvement Costs or the interest calculated thereon. In the event that Tenant shall default in any of its monetary obligations under this Lease, and Tenant shall fail to cure such default within the applicable cure period, if any, specified in the Lease, then in addition to all of Landlord's other remedies available under the Lease, Tenant shall also be liable to Landlord for the entire unreduced principal balance of Improvement Costs remaining as of the date of default, and interest shall accrue thereon at the rate of twelve percent (12%) simple interest per annum until such sum is paid in full. Provided, however, that if Landlord elects to exercise its rights under Paragraph 6.3(a) of this Lease to accelerate the entire amount of all Base Rental and Additional Rental due from Tenant for the balance of the Lease Term in accordance with the terms of said paragraph, and Landlord obtains a judgment for, or is paid by Tenant, the entire amount of such accelerated sum, then such judgment for or payment of such accelerated sum shall preclude a separate recovery by Landlord under the foregoing terms of this paragraph of the unreduced balance of the Improvement Costs.

     (e) Landlord warrants the construction and workmanship of the premises for twelve (12) months and represents to Tenant that all mechanical, plumbing, electrical, utility and other building systems in or serving the Premises shall be delivered to Tenant in good working order. Landlord shall be responsible for all latent structural defects for the term of the Lease.

                                    EXHIBIT C

Scope of work:
1. Remove Existing Lobby finished walls and replace with 20 linear feet of full height glass wall containing a pair of 3'-0 full height doors.
2. Close up existing double door entrance at corridor.
3. Office 1, 2 & 3 to remain.
4. Provide new partitions and doors for Office 4, Board Room, Break, Supply and Telephone/Server.
5. Provide glass side light in Office 4 to match other offices.
6. Provide allowance for upgrade carpet and wall covering for all public areas.
7. Provide allowance for custom millwork reception desk.
8. Provide allowance for 20 accent downlights with adjustable baffle.
9. Provide base and wall cab. in Break w/sink and D/W.
10. Core floor for 3 outlet/data at freestanding desks.


                                  [FLOOR PLAN]

Note: Vault supplied and installed by tenant with final location based on structural analysis by landlord. Vault panels are steel plate with concrete fill and weigh 38,000 lbs. total over the 9'4 x 13'4 area.

Scale for this Adobe PDF file is not to scale.

Rentable Area is listed as 4,117 RSF.

Call Jeff Hutchings, AIA a: The Miller Richmond Company with any questions for pricing 770-390-1890

--------------------------------------------------------------------------------
                                 General Notes




--------------------------------------------------------------------------------

                               SE Community Bank


--------------------------------------------------------------------------------
                                 Prepared by:
                          The Miller Richmond Company
                        Two Ravinia Drive   Suite 1590
                          Atlanta, Georgia 30346-2104
                                (770) 392-1331
--------------------------------------------------------------------------------
                           5660 New Northside Drive
--------------------------------------------------------------------------------
                              Proposed Floor Plan
--------------------------------------------------------------------------------
                             Scale:  1/4" = 1' - 0
                            -----------------------
                             Date:  April 19, 2001
                            -----------------------
                                      A-1

                        [LOGO] KR-WITWER INC.
                               1845 Satellite Boulevard
                               Suite 100
                               Duluth, Georgia 30097

                                                               (678) 775-3150
General Contractor                                           Fax: (678) 775-3151


Clarion Realty                                  April 27, 2001
575 Peachtree Dunwoody Drive
Atlanta, GA

Atten: Darrell Hunnicutt

Re: SE Community Bank
    5660 New Northside Drive

Dear Darrell Hunnicutt:

KR-Witwer, Inc. is pleased to submit the following proposal for labor and materials to complete the above referenced project. These costs are based on the drawing prepared by:

    The Miller Richmond Company                                          A-1
We propose a clean, concise, and professional job for the sum of:        $  80,897
Please see the attached pages for a more detailed breakdown and our job specific clarifications. These costs break down table as follows:

                            Demolition                                   $   2,622
                            Concrete                                     $   1,325
                            Masonry                                      $     -       N.I.C.
                            Metals                                       $     -       N.I.C.
                            Carpentry & Millwork                         $  13,432
                            Doors & Windows                              $   6,075
                            Glass & Storefront                           $   6,310
                            Drywall                                      $   5,700
                            Acoustical                                   $     850
                            Carpet, Base & VCT                           $   7,803
                            Paint & Wallcovering                         $   7,557
                            Marble & Ceramic Tile                        $     -       N.I.C.
                            Specialities                                 $     165
                            Equipment & Appliance                        $     350
                            Plumbing                                     $   4,377
                            Fire Protection                              $     900
                            HVAC                                         $   2,255
                            Electrical                                   $  10,612
                            General Conditions                           $   6,712
                            Overhead & Fee                               $   3,852
                                                                        -----------

                            Base Bid                                     $  80,897

If you should have any questions or need any additional information, please feel free to call.

Respectfully,

/s/ Bob Edward

Bob Edward
Project Manager

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. Any request for heating, ventilation and air conditioning services to be provided to the Premises after normal Building Hours must be received by Landlord's property management office no later than 3:30 p.m. on the previous business day.

2. The property management office must be notified of the anticipated delivery of any furniture, equipment or other bulky material to the Premises reasonably in advance so that elevators may be scheduled and elevator pads may be installed. For the convenience of all tenants in the Building, the passenger elevators of the Building may not be used for deliveries during the peak use hours of 8:00 a.m. to 9:30 a.m.; 11:30 a.m. to 1:30 p.m.;
     and 4:30 p.m. to 6:00 p.m. All larger deliveries must be made from the designated Building loading dock area. All hand trucks used for interior deliveries must be equipped with rubber bumpers and tires.

3. Smoking is prohibited in all Common Areas of the Building. Additionally, smoking is permitted only in such outdoor Common Areas of the Project that may from time to time be designated as smoking areas by Landlord.

4. The sidewalks of the Project and the entry passages, corridors, halls, elevators or stairways of the Building shall not be used for any purpose other than ingress and egress. Only Building standard window treatments may be installed in the Premises, and the windows of the Premises shall not otherwise be obstructed. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances, shall be thrown or disposed of therein.

5. No sign, advertisement, or other notice may be displayed on any part of the exterior of the Premises, or on the interior of the Premises in such a manner that it is visible from the outside of Premises, without the express, written consent of Landlord. Signage identifying Tenant as a tenant of the Building will be provided by Landlord in accordance with the signage provisions of this Lease.

6. Natural Christmas trees are a fire hazard and are not permitted in Tenant's Premises; only artificial, fire resistant, Christmas trees and holiday decorations are permitted.

7. Tenant shall not obstruct or interfere with the rights of other tenants, or otherwise injure or annoy them in any way. Tenant, its agents, employees and contractors shall maintain order in the Building, shall not make or permit any improper or offensive noise within the Premises or the Building, shall not permit any noxious or offensive odors to permeate any of the Common Areas of the Building or Project, and shall not interfere in any way with other tenants' rights of quiet enjoyment of their premises or the rights of those having business with other tenants of the Building. No rooms shall be occupied or used as a dwelling. No part of the Building shall be used for gambling, immoral or other unlawful practices, and no intoxicating liquors shall be sold in the Building.

8. Tenant shall not employ or contract with any person for the purposes of cleaning the Premises without obtaining the prior written consent of Landlord.


                                    EXHIBIT D

9. Tenant shall strictly comply with any and all regulations set forth by Landlord for the operation, maintenance and management of the parking areas of the Project.

10. No animals, birds, bicycles or other vehicles are permitted anywhere in the Premises or the Building.

11. Tenant shall ensure that any telecommunications system, electrical and non-electrical wiring is installed in accordance with all applicable laws and ordinances, and in such a manner as to not interfere with the existing telecommunications system of any other tenant or occupant of the Building.

12. Only two keys to the entrance doors of the Premises will be furnished to Tenant without charge. Additional keys to the Premises are available from Landlord upon Tenant's written request and the payment by Tenant to Landlord of Landlord's then prevailing charge for additional keys. No additional locks or latches shall be put upon any door in or to the Premises without the consent of Landlord. Tenant, at the termination of this Lease, shall return to Landlord all keys to doors in the Building and Premises.

13. Landlord reserves the right to prescribe the maximum weight, and the location of iron safes or other heavy articles placed in the Premises.

                                    EXHIBIT D

                                    EXHIBIT E

                                LETTER OF CREDIT

Issued by:
              ----------------------------

              ----------------------------

              ----------------------------

In favor of:  ACQUIPORT NORTHSIDE DRIVE, INC.

This irrevocable stand-by letter of credit (the "Letter of Credit") is issued by________________ (the "Lender") in favor of ACQUIPORT NORTHSIDE DRIVE, INC., a Delaware corporation, or its successors and/or assigns (collectively, the "Landlord"), in the amount of________________ Dollars ($________ ) (the "Credit Limit") in order to secure the full and faithful performance by UNITED COMMERCIAL BANK ORGANIZING GROUP, L.L.P., a Georgia limited liability partnership, and the bank to be formed by such entity, that is, as of the date of issuance of this instrument, known or to be known as "United Commercial Bank"(collectively, the "Tenant"), of all terms, conditions, covenants and obligations, including the payment of rent and other charges (collectively, the "Obligations"), under that certain lease agreement (the "Lease") entered into by and between Landlord and Tenant for certain premises located at Suite 200, 566O New Northside Drive, Atlanta, Georgia 30328. This Letter of Credit shall remain in effect throughout the initial term of the Lease, as defined in the Lease, unless it is sooner canceled in accordance with the terms of the Lease; and, unless sooner canceled in accordance with the terms of the Lease, this Letter of Credit shall expire upon the expiration of the initial Term of the Lease.

If Tenant defaults in the performance of any Obligations under the terms of the Lease, and Tenant fails to cure the default within the time allowed under the Lease, Landlord shall immediately thereafter be permitted to draw upon this Letter of Credit. If Landlord elects to draw upon this Letter of Credit, Landlord shall do so by forwarding, or having its authorized agent forward, written demand for payment under this Letter of Credit (the "Demand") by hand delivering or forwarding same by certified United States Mail, return receipt requested, to Lender at the following address:


                          ----------------------------

                          ----------------------------

                          ----------------------------

                          ----------------------------


Landlord shall specify in its Demand (i) that an uncured default under the Lease has occurred; (ii) the dollar amount of the default; (iii) and the amount which is to be paid pursuant to this Letter of Credit, which shall not exceed the Credit Limit. Immediately upon Lender's receipt of such notice, Lender shall forward to Landlord a cashier's check in the full amount of the funds demanded hereunder, made payable to "ACQUIPORT NORTHSIDE DRIVE, INC." at the following address ("Landlord's Address"):

                                    EXHIBIT E

        To Landlord:            Acquiport Northside Drive, Inc.
                                c/o Clarion Partners
                                335 Madison Avenue
                                7th Floor
                                New York, New York 10017
                                Attention: Portfolio Manager

In the event that Landlord would prefer Lender to deliver such payment to Landlord in any other manner or to any other address, then Landlord may specify such other manner of payment or address for the delivery of such payment in its Demand, and Lender shall deliver such payment to Landlord in accordance with the instructions set forth in the Demand. Landlord shall be entitled to make multiple draws upon this Letter of Credit so long as the Credit Limit is not exceeded by any requested draw. Lender acknowledges that under the Lease, Tenant has the obligation to restore any funds drawn down by Landlord under this Letter of Credit within fifteen (15) days of payment by Lender to Landlord under the terms hereof, in order that the entire amount of the Credit Limit will again be made available to Landlord for subsequent draws in accordance with the terms hereof. Lender agrees to provide Landlord with written notice at Landlord's Address stated hereinabove if Tenant either (i) fails to restore this Letter of Credit to the full amount of the Credit Limit then applicable within such fifteen (15) day period, or (ii) upon the expiration of this Letter of Credit or any lapse in the effectiveness hereof.

     This ___ day of _____ 2001.

                                                 "Lender"
                                                 -------------------------

                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------
                                    EXHIBIT E

                                    EXHIBIT F

              [Description of location of ATM to be attacked hereto
                  by Landlord prior to execution of this Lease]

            [FLOOR PLAN OF 5660 NEW NORTHSIDE DRIVE, SECOND FLOOR]

                                                               [LOGO] CLARION

                        ADDENDUM OF SPECIAL STIPULATIONS

1.   Charter Contingency. Prior to the commencement of construction Tenant
     -------------------
     shall provide Landlord with documentation evidencing that Tenant is a validly chartered bank; that Tenant is in good standing in the State of Georgia; and that Tenant is authorized to transact business in the State of Georgia.

     In the event that Tenant is unable to obtain a bank charter on or before September 1, 2001, Tenant shall have the option (the "Cancellation Option") of canceling this Lease by delivering written notice (the "Cancellation Notice") to Landlord of such cancellation no later than September 4, 2001. In such event, Landlord may retain the Security Deposit as liquidated damages and neither party shall have any further obligations under this Lease. If Tenant is unable to obtain a bank charter on or before September 1, 2001, but Tenant, for whatever reason, fails to deliver the Cancellation Notice to Landlord within the time required by the terms of this paragraph, then Tenant shall be bound by the terms of this Lease as if the Cancellation Option were not a part of this Lease.

2.   ATM. Tenant, at Tenant's sole cost and expense, at Tenant's sole risk, and
     ---
     in accordance with the terms of this paragraph, shall have the right to install and maintain an automated teller machine (an "ATM") on the second floor of the Building in the location designated on Exhibit "F" attached hereto and incorporated herein by this reference. Prior to installing the ATM, Tenant shall provide Landlord with documentation reasonably acceptable to Landlord evidencing that the comprehensive general liability insurance policy Tenant is required to maintain under this Lease insuring Tenant against liability for property damage and personal injury to or death of any persons occurring in or about the Premises extends to liability for property damage and personal injury to or death of any persons occurring in or about the ATM. Additionally, Tenant hereby acknowledges and specifically agrees that Tenant's indemnity of Landlord for any Loss occurring in the Premises set forth in Paragraph 4.3 of the Lease shall apply to any property damage and personal injury to or death of any persons occurring in or about the ATM. Access by the general public to the ATM shall be limited to those hours during which the Building is open to the general public. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole expense, remove the ATM and repair any damage to the Building caused by the installation, operation, maintenance or removal of the ATM.

3.   Renewal Option. Tenant shall have the following option to renew the Term of
     --------------
     this Lease:

     (a) Grant of Renewal Option. So long as this Lease is in full force and effect, and Tenant is not in default in the performance of any of the covenants or terms and conditions of this Lease, either at the time of the exercise of the option set forth herein or at the commencement of the renewal term set forth herein, Tenant is hereby granted the option to renew the Term of this Lease (the "Renewal Option") for a period of five (5) additional years (the "Renewal Term"), to commence at the expiration of the Term of the Lease. The Renewal Option shall be subject and subordinate to any right of expansion or refusal in existence as of the date this Lease is entered into by Landlord in favor of any other tenant in the Building which would permit such other tenant to acquire an interest in the Premises after the expiration of the Term of the Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except: (i) the base rental applicable during the Renewal Term shall be determined as set forth below, but in no event shall the rent applicable during the Renewal Term be less than the rent that Tenant is then paying under the terms of this Lease; (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; (iii) Tenant shall not have the right to assign its renewal rights to any subtenant of the Premises or assignee of the Lease, nor may any such subtenant or assignee exercise or enjoy the benefit of the Renewal Option;

          and (iv) the leasehold improvements will be provided in their then existing condition at the time the Renewal Term commences.

     (b) Preliminary Notice. If Tenant intends to exercise the Renewal Option, Tenant shall provide Landlord with written notice, in accordance with the notices provision of this Lease (the "Preliminary Notice"), of such intention at least nine (9) months, but no earlier than twelve
          (12) months, prior to the expiration of the Term of the Lease. If, for whatever reason, Tenant does not forward Preliminary Notice to Landlord, in accordance with the terms of this paragraph, that Tenant intends to exercise the Renewal Option, then the Renewal Option set forth herein shall expire, and Tenant shall not thereafter have any right to exercise the Renewal Option or otherwise acquire an interest in the Premises after the expiration of the initial Term of this Lease.

     (c) Rental Applicable During Renewal Term. Within thirty (30) days after Landlord's receipt of Tenant's Preliminary Notice, Landlord shall provide Tenant with written notice, in accordance with the notices provision of this Lease (the "Rent Notice"), of the base rental that will be applicable during the Renewal Term, and the base year that will be used for purposes of determining Tenant's additional rental during the Renewal Term (collectively, the "Renewal Term Rent"). The Renewal Term Rent shall be determined by Landlord, and shall consist of Landlord's good faith determination of the market rental rate for the Premises as of the commencement of the Renewal Term, taking into consideration such factors as rental for comparable premises in other buildings in the Project; the applicable base year; rental for comparable premises in existing buildings in the same geographical area as the Building (taking into consideration, but not limited to, use, quality, age and location of the applicable building); the rentable area of the premises being leased; the length of the pertinent rental term; improvement allowances, rent credits, moving allowances, space planning allowances or similar inducements, if any, then being offered in the market place; and the quality and creditworthiness of the tenant, and such other factors as Landlord may reasonably determine are relevant. In no event shall the Renewal Term Rent be less than the Base Rental Rate then in effect for the Premises.

     (d) Renewal Notice. If, after review of Landlord's determination of the Renewal Term Rent, Tenant elects to exercise the Renewal Option, then, no later than thirty (30) days after Tenant's receipt of Landlord's Rent Notice, Tenant shall forward written notice of such election (the "Renewal Notice") to Landlord in accordance with the notices provision of this Lease. Tenant shall, within thirty (30) days after presentation by Landlord, execute an amendment to this Lease, which amendment shall reflect the extension of the Term of the Lease through the expiration of the Renewal Term, and the Renewal Term Rent (including the specification of the base rental and the base year that will be applicable during the Renewal Term). If, after providing Landlord with Tenant's Preliminary Notice, Tenant does not, for whatever reason, provide Landlord with the Renewal Notice required hereunder in order to exercise the Renewal Option, then the Renewal Option shall expire; Tenant's Preliminary Notice shall be of no further force or effect; and it shall be as if the Preliminary Notice had never been forwarded by Tenant to Landlord. If, however, after Tenant forwards its Renewal Notice to Landlord, Tenant fails to execute the amendment to the Lease as required by the terms of this paragraph, then such failure shall constitute a default by Tenant under the Lease, but the Term of the Lease shall nonetheless be extended in accordance with the terms hereof.

     (e) Renewal Option Personal to Tenant. The parties expressly agree that the Renewal Option granted to Tenant herein shall be "personal" to Tenant. The Renewal Option may only be exercised by Tenant; it may not be exercised by any assignee or subtenant of Tenant; and it may not be exercised by Tenant if Tenant is, at the time that the Renewal Notice is provided by Tenant to Landlord, negotiating with Landlord or a potential assignee or subtenant to either assign the Tenant's interest under the Lease or to sublet all or a portion of the Premises.

4.   Security. Landlord acknowledges that Tenant's security procedures are
     --------
     subject to the review and approval of bank regulators. Except as set forth below, Tenant may implement any changes to Tenant's security procedures required by bank regulators without obtaining Landlord's consent, provided that such changes are non-structural and do not affect the plumbing, electrical, mechanical or heating, ventilation or air conditioning systems serving the Premises or the Building (collectively, the "Building Systems"). In the event that such changes are structural in nature or will affect any of the Building Systems, then prior to making such changes, Tenant shall obtain Landlord's prior written consent, which Landlord agrees not to unreasonably withhold or delay; Tenant shall coordinate the making of such changes with Landlord's engineer or other designated individual for the Building; and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with or as a result of such changes.

                                       -3-